EXHIBIT (3)



                               AGREEMENT


          AGREEMENT, dated as of May 3, 1996, by and among SYRATECH

CORPORATION, a Delaware corporation ("Parent"), FARBERWARE INC. (formerly known as Far-B Acquisition Corp.), a Delaware corporation and an indirect wholly owned subsidiary of the Parent ("Seller"), and MEYER MARKETING CO.

LTD. a British Virgin Islands corporation ("Purchaser").

          WHEREAS, Bruckner Manufacturing Corp. (formerly known as

Farberware Inc.), a Delaware corporation (the "Company"), was and is a manufacturer, importer, sourcer and distributor of cookware and bakeware products and certain electric products and was the owner and licensor of certain intellectual property rights (collectively, the "Farberware

Business");

          WHEREAS, pursuant to an Asset Purchase Agreement, dated February

2, 1996, the Parent and the Seller have acquired certain of the assets of,

and have assumed certain of the liabilities relating to, the Farberware

Business (the "Farberware Acquisition");

          WHEREAS, pursuant to a Manufacturing Services Agreement, dated

April 2, 1996, between the Company and the Seller (the "MSA"), the Company is continuing to manufacture certain products ("Farberware Products") for the Seller at the Company's manufacturing facility on Bruckner Boulevard in the Borough and County of the Bronx, City and State of New York (the

"Bronx Plant"); and

          WHEREAS, Parent and Seller wish to grant and transfer, and the

Purchaser wishes to receive and acquire, certain of the rights and assets acquired by Parent and Seller pursuant to the Farberware Acquisition, all upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Purchaser wishes to obtain certain intellectual property rights with respect to Cookware and Bakeware Products (as defined herein), upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration,

each to the other in hand paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                         ARTICLE I.

        DEFINITIONS, INTERPRETATION AND CONSTRUCTION

          The capitalized terms used in this Agreement are defined, and the rules governing the interpretation and construction of this Agreement are set forth, in Exhibit A annexed hereto; and the text and provisions of said Exhibit A are incorporated herein by reference as though set forth at length in this Article I.


                         ARTICLE II.

                Grant of Trademark and Other
                INTELLECTUAL PROPERTY RIGHTS

          2.1   GRANT OF RIGHTS.  Upon payment at the Closing provided for in Section 2.3 of that portion of the consider-ation specified in Section 2.2.2, Seller, as licensor, shall grant to

Purchaser:

               2.1.1  The exclusive right and license to use and exploit

throughout the World (except as hereinafter provided) the Cookware and

Bakeware Products Rights for a term beginning on the Closing Date (as defined in Section 2.3) and ending on April 30, 2196.  The grant of such exclusive right and license shall include or be accompanied by an assignment to Purchaser of the rights of the Seller (as exclusive licensor) in and to the Meyer Marketing License (including the right to receive royalties thereunder that accrue after the Closing or to cancel said license).

               2.1.2 The exclusive right and license to use and exploit the specific Intellectual Property Rights listed on Exhibit B annexed hereto for a term beginning on the Closing Date and ending as to each such

Intellectual Property Right on the earlier of (i) April 30, 2196 or

(ii) the date on which such Intellectual Property Right expires by mutual agreement of Purchaser and Seller or by reason of exhaustion of an unextendable term.

               2.1.3  The non-exclusive right to use and exploit so much of the other Intellectual Property Rights acquired by the Seller pursuant to the Asset Purchase Agreement as (i) have heretofore been used or exploited by the Company in connection with the sourcing, manufacture and distribution of Cookware and Bakeware Products, and (ii) may be used and exploited without violating the rights of third parties, including,

without limitation, the rights of parties to the Existing Farberware

Licenses and the Lifetime License, the grant in each instance to be for a term beginning on the Closing Date and ending as to each such Intellectual

Property Right on the earlier of (a) April 30, 2196 or (b) the date on which such Intellectual Property Right expires by mutual agreement of

Purchaser and Seller or by reason of exhaustion of an unextendable term.


The rights to be conferred upon Purchaser pursuant to this  Section 2,

including subsections 2.1.1, 2.1.2 and 2.1.3, shall be evidenced by a license agreement in the form annexed hereto as Exhibit C (the "License

Agreement").

          2.2   CONSIDERATION.  As consideration for the grant of the

trademark and other Intellectual Property rights to Purchaser pursuant to

Section 2.1, Purchaser shall pay to Seller the sum of Twenty-Five Million

Five Hundred Thousand United States Dollars (U.S.$25,500,000) of which:

               2.2.1  Ten Million United States Dollars (U.S.$10,000,000)

shall be paid upon execution of this Agreement as a deposit that shall be non-refundable unless this Agreement is terminated pursuant to any of

Section 9.1.1, Section 9.1.2, Section 9.1.4 or Section 9.1.5; and

               2.2.2  Fifteen Million Five Hundred Thousand United States

Dollars (U.S.$15,500,000) shall be paid at the Closing.

The payments to be made pursuant to subsections 2.2.1 and 2.2.2 shall be made by wire transfers of immediately available funds to an account designated by Seller.

          2.3   CLOSING.  The transactions provided for in Sections 2.1 and

2.2.2 shall be consummated at a closing (the "Closing") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the

Americas, New York, New York 10019-6064, at 9:30 A.M. New York time, on the third business day following the later to occur of (i) public announcement that the Company will on a day certain discontinue the manufacture of Farberware Products at the Bronx Plant, or (ii) the

satisfaction or waiver of all conditions hereunder, or at such other place, at such other time and/or on such other date, as the parties shall agree but in no event later than the fifth business day following the later to occur of the events specified in clauses (i) and (ii) above (the actual date of Closing being herein called the "Closing Date").




                        ARTICLE III.

              SELLER'S RIGHT TO SELL INVENTORY

          Seller and Parent shall have the right at any time and from time to time to sell any and all Inventory owned by Seller or Parent on the

Closing Date or that Seller is thereafter required to purchase under the

MSA (including Inventory required to be purchased pursuant to Seller's exercise prior to the date of this Agreement of Seller's option under

Section 2.A. of the MSA to extend the initial Production Period thereunder), and all returns thereof.  Notwithstanding the grants of trademark and other intellectual property rights to be made to Purchaser pursuant to Section 2.1, (i) Parent and Seller shall each have the right and license (so long as either of them owns any Inventory acquired from the Company or returned by customers) to use and exploit (and to authorize their customers to use and exploit in connection with resale of the

Inventory) all Intellectual Property that has at any time been used or exploited by the Company or others in the marketing of Inventory and

(ii) the Company has a continuing royalty free license to use the name

Farberware in connection with (and only in connection with) the sale in

Australia of only finished goods Inventory located in Australia on the

Purchase Date.


                         ARTICLE IV.

     REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

          Parent and Seller jointly and severally represent and warrant to

Purchaser as follows:

          4.1   Each of the Parent and Seller is a corporation duly

organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted by it.

          4.2   Each of the Parent and Seller has full corporate power and authority to enter into this Agreement and the

License Agreement and to

consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by each of the Parent and Seller of this Agreement and the License Agreement have been duly and validly approved by the board of directors of each of the Parent and Seller and no other actions or proceedings on the part of the Parent or Seller are necessary to authorize this Agreement and the Licence Agreement and the transactions contemplated hereby and thereby.  Each of the Parent and

Seller has duly and validly executed and delivered this Agreement.  This

Agreement  constitutes, and, when executed, the License Agreement will constitute, legal, valid and binding obligations of the Parent and Seller,

except as such enforceability may be limited by applicable bankruptcy,

insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

          4.3   Except as set forth in Section 7.3.5 and the applicable

requirements of the HSR Act, no consent, authorization or approval of,

filing or registration with, or cooperation from, any Governmental

Authority or any other Person not a party to this Agreement and the

License Agreement is necessary in connection with the execution, delivery and performance by the Parent or Seller of this Agreement and the License

Agreement or the consummation of the transactions contemplated hereby and thereby.

          4.4   The execution, delivery and performance of this Agreement

and the License Agreement by the Parent and Seller do not and will not

(i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Parent or Seller under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which Parent or

Seller is a party or by which the Parent or Seller or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness secured by their respective assets or properties; or (iv) violate or conflict with any provision of any of the

Certificate of Incorporation, charter, by-laws or similar organizational instruments of the Parent or Seller, respectively, and, in the case of the matters covered by subclauses (ii) and (iii) above, which could materially and adversely affect the ability of the Parent or Seller to consummate the transactions contemplated by this Agreement and the License Agreement.

          4.5   Pursuant to Section 4.13 of the Asset Purchase Agreement,

the Company (IDENTIFIED IN THE PARAGRAPHS QUOTED DIRECTLY BELOW AS

"SELLER") made the following representations and warranties:

               "(a) Schedule 4.13 sets forth a list of all material inventions which are the subject of issued letters patent or an application therefor and all material trademarks and service marks and material copyrights whether or not issued or registered or for which an application for issuance or registration is pending, in each case which are owned by Seller or used in the Business under license from others, specifying as to each, as applicable: (i) the nature of such Intellectual Property; (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property has, to the best of Seller's knowledge, been issued or registered or in which an application for such issuance or registration has been filed, including the respective patent registration or application numbers, if available; and (iv) licenses, sublicenses and other agreements to which the Seller is a party and pursuant to which any person is authorized to use such Intellectual Property, and (v) contracts, agreements or understandings related to the Intellectual Property. Except as set forth in Schedule 4.13, the Seller has the exclusive right (subject to existing license agreements listed on schedules to this Agreement) to use the name "Farberware," and to the best of Seller's knowledge the other names listed on Schedule 4.13, in the manner, in the jurisdictions and for the purposes now being used by Seller and its licensees without infringing the rights of third parties.

               "(b) Except as set forth on Schedule 4.13, the Seller (i) is not a party to any claim, suit, action or proceeding which involves a claim of infringement of any Intellectual Property,
     (ii) Seller does not have any knowledge of any infringement by any other person of any Intellectual Property, and (iii) there have been no claims made or proceedings instituted of which Seller is aware claiming that, and Seller has not received any notice that, any of the Intellectual Property is invalid, infringes or conflicts with the asserted rights of others. Except as disclosed on Schedule 4.13, no Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Seller or restricting the licensing thereof by the Seller to any person. Buyer, Syratech and Lifetime acknowledge that from time to time the products of the Seller are sold and services of the Seller are rendered to customers whose purchase orders sometimes contain agreements under which the Seller may be required to defend, indemnify and hold the customer harmless against any charge of patent, trademark or copyright infringement and that the Uniform Commercial Code imposes a similar obligation where the products were and are made to the specifications of the customer. With the exception of the foregoing, and except as may be provided in items disclosed on Schedule 4.13, the Seller has not entered into any special agreement to indemnify any other person against any charge of infringement of any patent, trademark, service mark or copyright of the Business."

          4.6   A true and correct copy of Schedule 4.13 to the Asset

Purchase Agreement (as such schedule was corrected on April 2, 1996) is annexed to this Agreement as Exhibit D.

          4.7   Seller has not discovered (i) any material misstatement in the representations and warranties made by the Company as quoted above,

(ii) any material misstatement in Schedule 4.13 to the Asset Purchase

Agreement (as such schedule was corrected on April 2, 1996); and Seller has no reason to believe that any of such representations and warranties was materially false or misleading when made.

          4.8   Except as set forth in Sections 4.5, 4.6, and 4.7, Parent

and Seller have not made any representations or warranties of any kind,

express or implied, with respect to Intellectual Property or Intellectual

Property Rights.


                         ARTICLE V.

         REPRESENTATIONS AND WARRANTIES OF PURCHASER

          The Purchaser hereby represents and warrants to the Parent and

Seller that:

          5.1   Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own,

lease and operate its businesses and properties and to carry on its business as presently conducted by it.

          5.2   Purchaser has full corporate power and authority to enter

into this Agreement and the License Agreement and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Purchaser of this Agreement and the License Agreement have been duly and validly approved by the board of directors of Purchaser and no other actions or proceedings on the part of the Purchaser are necessary to authorize this Agreement and the License Agreement and the transactions contemplated hereby and thereby.  The Purchaser has duly and validly executed and delivered this Agreement.  This Agreement constitutes, and,

when executed and delivered, the License Agreement will constitute, legal,

valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

          5.3   Except for the applicable requirements of the HSR Act, no

consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution,

delivery and performance by the Purchaser of this Agreement and the

License Agreement and the consummation of the transactions contemplated hereby and thereby.

          5.4   The execution, delivery and performance by the Purchaser of this Agreement and the License Agreement do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party additional rights

(including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the

Purchaser under, or result in or constitute any of the foregoing under,

any contract to which the Purchaser is a party or by which the Purchaser or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Purchaser or indebtedness secured by assets or properties; or (iv) violate or conflict with any provisions of the organization instruments of the Purchaser and,

in the case of the matters covered by subclauses (ii) and (iii) above which could materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement and the

License Agreement.


                         ARTICLE VI.

                          COVENANTS

          6.1   REASONABLE COMMERCIAL EFFORTS.  Upon the terms and subject to the conditions hereof, each of the Purchaser, the Parent and the Seller agrees to use all reasonable commercial efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary,

proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the

License Agreement, including using all reasonable commercial efforts to fulfill or cause the fulfillment of the conditions to Closing.  In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement and the License

Agreement, the proper officers and directors of each party to this

Agreement and the License Agreement shall take all such necessary action.

          6.2   PUBLIC ANNOUNCEMENTS.  So long as this Agreement is in

effect, the Purchaser, on the one hand, and the Parent and the Seller, on the other hand, shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or any other announcement with respect to this Agreement or the License Agreement or the transactions contemplated hereby or thereby without the consent of the other party, except where such release or announcement, in the reasonable opinion of counsel to the disclosing party, is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of,

any national securities exchange on which securities of the Purchaser or the Parent are listed or traded; provided, however, that in no event shall any public announcement of this Agreement or the License Agreement, or of the transactions contemplated hereby or thereby, be made without prior notice and disclosure to, and discussion with, the Purchaser.

          6.3   HSR FILINGS.  As promptly as practicable after the

execution of this Agreement, each party shall, in cooperation with the others, but at its own expense, file any reports or notifications and pay any fees that may be required to be paid by it under applicable law including filings under the HSR Act and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the others.  Each party shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

          6.4   CERTAIN POST-CLOSING COVENANTS BY THE PURCHASER.  The

Purchaser agrees that, to the extent and so long as the Purchaser or one or more of its Affiliates (as defined in Rule 405 of the Securities Act of

1933) actively markets Cookware and Bakeware Products, the Purchaser shall sell to LHC, upon mutually agreed payment terms, solely for resale by it in Farberware Outlet Stores (I.E., outlet stores that sell only merchandise that is manufactured by or for Farberware (or its successors)

or under Farberware Licenses (with the exception of limited sales of non-Farberware or Farberware-licensed products) such of the Cookware and

Bakeware Products as are being so marketed by the Purchaser in such quantities (subject to availability) as LHC shall request solely for resale within Farberware Outlet Stores (and for no other purpose).  The

Purchaser agrees that the prices to be paid by LHC for such products shall be at least as low as the lowest prices being charged by the selling entity to any
customer for the same products, regardless of volume, net of any rebates, discounts, allowances and commissions, if applicable, then being given to such customer in respect of such products pursuant to any purchase order placed by such customer within 60 days prior to the date on which LHC's order for the same products is placed.  Except as otherwise herein specifically provided with respect to the quantities and pricing of

Cookware and Bakeware Products to be sold by Purchaser to LHC, nothing in this Section 6.4 shall affect the Purchaser's right to establish (by agreement with LHC or otherwise) the terms (including timing and method of payment, delivery and shipping responsibilities, return policies, if any,

advertising allowances, if any, etc.) upon which such products will be sold by Purchaser to LHC.

          6.5  Seller agrees that from and after the Closing Date, Seller will not use or permit others to use the tools and dies that were acquired from the Company and are now owned by Seller to manufacture Cookware and

Bakeware Products that are identical in all respects with those Cookware and Bakeware Products that are currently being offered for sale by Seller or that were offered for sale by Seller's predecessors; provided, however,

that the agreement set forth in the forepart of this Section 6.5 shall be inoperative so long as products are being manufactured under the MSA pursuant to the exercise prior to the date of this Agreement of Seller's rights under Section 2.A. of the MSA.

          6.6  Prior to the Closing, Seller and Purchaser shall endeavor in good faith to reach agreement for the sale by Seller to Purchaser of those tools and dies that are owned by Seller and used for the making of plastic handles and knobs for pots and pot lids, respectively, at a price to be mutually agreed upon by Seller and Purchaser but not to exceed the greater of (i) Seller's cost therefor and (ii) the appraised value thereof.

          6.7  Pursuant to the Asset Purchase Agreement, Seller assumed certain obligations and liabilities with respect to warranties for replacement or repair of products manufactured or sold by the Company under warranties that were set forth on printed warranty forms issued by the Company.  In addition, Seller has since April 2, 1996 issued certain warranties for the replacement or repair of products manufactured or sold by Seller in the course of its business since April 2, 1996.  At the

Closing, Seller and Purchaser shall enter into an agreement (which prior thereto shall be negotiated by the parties in good faith) pursuant to which claims with respect to warranties for replacement or repair of

Cookware and Bakeware Products manufactured or sold by the Company or by the Seller shall be referred to Purchaser, and

Purchaser shall (i) receive and process such claims and make all necessary repairs or issue such replacement products as may be required and (ii) for so doing, be reimbursed by Seller for Purchaser's actual direct costs, less all amounts tendered by
customers in partial payment for any such repairs or replacements.


                          ARTICLE VII.

                          CONDITIONS

          7.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS.  The respective

obligations of each party hereto to effect the transactions specified in

Article II shall be subject to there having been no order, statute, rule,

regulation, executive order, stay, decree, judgment or injunction enacted,

entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the transactions.

          7.2   CONDITIONS TO OBLIGATION OF THE PURCHASER.  The obligation of the Purchaser to make the deliveries required to be made by it pursuant to Article VIII and to make the payment provided for in Section 2.2.2 shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by the Purchaser:

                   7.2.1       the Seller shall have performed in all material

respects its obligations under this Agreement required to be performed on or prior to the Closing Date pursuant to the terms hereof.

                   7.2.2       the Purchaser shall have been furnished with a

certificate, dated the Closing Date, executed by an officer of the Parent and the Seller certifying to the fulfillment of the conditions specified in

Section 7.2.1;

                   7.2.3       the Purchaser shall have been furnished with a

favorable opinion of the General Counsel to the Parent and the Seller,

subject to customary qualifications and limitations, as to the due execution and delivery of this Agreement and the documents delivered by the

Parent and the Seller at the Closing (including, without limitation, the

License Agreement);

                   7.2.4       the waiting period under the HSR Act shall have

expired or been terminated; and

                   7.2.5       the Seller shall have duly executed and have

available for delivery to the Purchaser the License Agreement and other writings referred to in Section 2.1 and Article VIII.

      7.3   CONDITIONS TO OBLIGATION OF THE SELLER.  The obligation of the

Seller to deliver the License Agreement and other writings referred to in

Section 2.1 and Article VIII shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by the Seller:

                   7.3.1       the Purchaser shall have performed in all

material respects its obligations under this Agreement required to be performed on or prior to the Closing Date pursuant to the terms hereof;

                   7.3.2       the Seller shall have been furnished with a

certificate, dated the Closing Date, executed by an officer of the

Purchaser, certifying to the fulfillment of the conditions specified in

Section 7.3.1;

                   7.3.3      the Seller and the Parent shall have been

furnished with a favorable opinion of counsel to the Purchaser, subject to customary qualifications and limitations, as to the due execution and delivery of this Agreement and the documents delivered by the Purchaser at the Closing;

                   7.3.4       the waiting period under the HSR Act shall have

expired or been terminated;

                   7.3.5       LHC shall have given its consent to the

transactions contemplated hereby; and

                   7.3.6       Purchaser shall have duly executed and shall

have available for delivery to the Seller the License Agreement and other documents required by Article VIII to be delivered by Purchaser and shall have demonstrated to Seller's satisfaction that it is able and willing to make the payment required by Section 2.2.2.


                          ARTICLE VIII.

                      DELIVERIES AT CLOSING

      At the Closing, Seller shall deliver to Purchaser counterparts, duly executed by Seller, of (i) an absolute and irrevocable assignment (in the form annexed hereto as Exhibit F), of the rights of Seller (as exclusive licensor) in and to the Meyer Marketing License, (ii) the License Agreement

provided for in Section 2.1 (in the form annexed hereto as Exhibit C) and

(iii) such other documents, instruments and papers, if any, as shall be necessary effectively to confer upon Purchaser the rights intended to be conferred upon Purchaser pursuant to Section 2.1 of this Agreement; and

Purchaser shall (a) deliver to Seller duly executed counterparts of the documents referred to in clauses (i) and (ii) of the forepart of this sentence and (b) make payment of that portion of the purchase price provided for in Section 2.2.2 in the manner provided in Section 2.2.


                                ARTICLE IX.

                   TERMINATION AND ABANDONMENT

      9.1  TERMINATION.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the

Closing Date:

           9.1.1  by mutual action of the Purchaser and the Seller;

           9.1.2  by the Purchaser if (a) the Seller shall have breached or failed to perform any of its covenants contained herein, which breach or failure is not capable of remedy and which, if in existence immediately prior to the scheduled Closing, would permit the Purchaser to elect not to effect the transactions contemplated by this Agreement or (b) LHC shall have failed to consent to the transaction contemplated hereby;

           9.1.3  by the Seller if the Purchaser shall have breached or failed to perform any of its covenants contained herein, which breach or failure is not capable of remedy and which, if in existence immediately prior to the scheduled Closing, would permit the Seller to elect not to effect the transactions contemplated by this Agreement;

           9.1.4  by the Purchaser or the Seller if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction;

           9.1.5  by the Seller if the Purchaser and Seller have received a request for additional information under the HSR Act and neither the

Purchaser nor the Seller shall have been informed by August 15, 1996 that no governmental body intends to seek an order restraining, enjoining or otherwise prohibiting the transaction; or

           9.1.6  by the Purchaser or the Seller if the Closing Date shall not have occurred by August 31, 1996 for any reason other than the reason specified in Section 9.1.5.

      9.2  PROCEDURE AND EFFECT OF TERMINATION.  In the event of termination and abandonment of the Acquisition by the Purchaser, on the one hand, or by the Seller, on the other hand, pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties hereto and this

Agreement shall terminate (except as otherwise provided in Section 2.2.1),

and the Acquisition shall be abandoned without further action by any of the parties hereto.  If this Agreement is terminated as provided herein no party hereto shall (except as otherwise provided in Section 2.2.1), have any liability or further obligation to any other party under the terms of this Agreement except for willful breach by any party hereto.

                           ARTICLE X.

                          MISCELLANEOUS

      10.1  PRODUCT WARRANTIES; PRODUCT LIABILITY CLAIMS.   Purchaser has not

assumed, and shall have no legal responsibility for, warranties for replacement or repair of Cookware and Bakeware Products manufactured or sold by the Company or the Seller or their predecessors; provided, however,

that if the parties reach an agreement as contemplated by Section 6.7, the rights and obligations of the parties with respect to such warranties shall be governed by such agreement.  Moreover, Purchaser has not agreed to assume, and shall not be deemed to have assumed, responsibility for product liability claims in respect of those Cookware and Bakeware Products that were manufactured or sold by the Company or the Seller or their predecessors.

      10.2  AMENDMENT AND MODIFICATION.  Subject to applicable law, this

Agreement may be amended, modified or supplemented only by a written agreement signed by the parties hereto with respect to any of the terms contained herein.

      10.3  WAIVER OF COMPLIANCE; CONSENTS.  Any failure of the Purchaser, on the one hand, or the Parent and the Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Purchaser or the Parent, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver
of, or estoppel with respect to,

any subsequent or other failure.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3.

      10.4  NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                if to the Purchaser, to it at:

                Meyer Marketing Co. Ltd.
                382 Kwun Tong Road
                Kwun Tong, Kowloon, Hong Kong

                Attn:  Mr. C. K. Wong
                       Group Financial Controller

                with copies to:

                Meyer Corporation
                601 Gateway Boulevard
                Suite 1150
                South San Francisco, California  94080
                Attn:  Mr. Stanley K. Cheng,
                       Chairman

                with a copy to:

                Baker & McKenzie
                805 Third Avenue
                29th Floor
                New York, New York  10022
                Attn:  Malcolm I. Ross, Esq.
                       Richard L. Nevins, Esq.

                if to the Parent or the Seller, to
                the Parent at:

                Syratech Corporation
                175 McClellan Highway
                East Boston, MA  02128-9114
                Attn:  Mr. Leonard Florence,
                       Chairman of the Board,
                       President and Chief
                       Executive Officer

                with copies to:

                Faye A. Florence, Esq.
                Vice President and General Counsel
                Syratech Corporation
                175 McClellan Highway
                East Boston, MA  02128-9114

           and

                Paul, Weiss, Rifkind, Wharton
                  & Garrison
                1285 Avenue of the Americas
                New York, New York 10019-6064
                Attn:  James L. Purcell, Esq.

      10.5  ASSIGNMENT.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this

Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties provided that assignment of any rights under the

License Agreement shall be governed by the terms of the License Agreement.

      10.6  EXPENSES.  Whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, including, without limitation, its legal expenses.

      10.7  GOVERNING LAW.  This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

      10.8  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.9  ENTIRE AGREEMENT.  This Agreement, including the documents or instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations,

warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      10.10  NO THIRD PARTY BENEFICIARIES.  Except as otherwise provided in

Section 6.4, this Agreement is not intended to, and does not, create any rights or benefits in favor of any party other than the parties hereto.

      10.11  FACSIMILE SIGNATURES.  Delivery of a facsimile counterpart of one or more signature pages of this Agreement or the Guaranty annexed hereto as

Exhibit G purporting to bear the signatures of one or more parties to this

Agreement by counsel to the party or parties to this Agreement whose signature is, or whose signatures are, thus proffered shall suffice to evidence the due execution of this Agreement and/or of such Guaranty by such party or parties hereto or thereto.


      IN WITNESS WHEREOF, the Parent, the Seller and the Purchaser have each caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                               MEYER MARKETING CO. LTD.



                               By  /s/ Robert Rae
                                   ----------------------
                                   Name:  Robert Rae
                                   Title: President


                               SYRATECH CORPORATION



                               By  /s/ Leonard Florence
                                   -----------------------
                               Name:  Leonard Florence
                               Title: Chairman and
                                      President


                               FARBERWARE INC.
                               (formerly known as Far-B
                                Acquisition Corp.)



                               By /s/ Leonard Florence
                                  ------------------------
                               Name:  Leonard Florence
                               Title: Chairman and
                                      President



                          EXHIBIT A

        DEFINITIONS, INTERPRETATION AND CONSTRUCTION

        1.1    DEFINITIONS.   As  used  in  the Agreement (as hereinafter
defined) the following terms have the following meanings:

               "Agreement" means the Agreement, dated as of May 3, 1996 by and among Syratech Corporation ("Parent"), Farberware Inc. (formerly known as Far-B Acquisition Corp.) ("Seller") and Meyer Marketing Co. Ltd. ("Purchaser") to which this Exhibit A is annexed.

               "Asset   Purchase  Agreement"  means  the  Asset  Purchase
Agreement to which reference is made in the second recital to this Agreement.

               "Company" has the meaning ascribed to it in the first recital to the Agreement.

               "Cookware and Bakeware Products" means non-electric  pots, pans, grills (other than outdoor grills and grills of the types pictured on pages 44 and 45 of LHC's Current Farberware Catalogue), griddles, kettles (but only those made of stainless steel, regular aluminum or anodized aluminum), woks, rotisseries (other than electrified or outdoor rotisseries), steamers and other vessels, containers, receptacles and devices (other than coffee urns) of all kinds and materials (including glass and ceramic cookware but EXCLUDING glass and ceramic bakeware or other food preparation items similar to those marketed, or generally known, as "Pyrex" products and ALSO EXCLUDING disposable cookware and bakeware products made from aluminum foil and/or similar materials) for use in the preparation of baked, barbecued, boiled, fried, grilled, roasted, steamed and other cooked foods at home (as distinguished from the commercial, industrial and/or institutional preparation thereof). Notwithstanding the foregoing limitations of the definition of "Cookware and Bakeware Products," such definition shall include commercial, industrial and institutional size pots, pans (including baking pans) and roasters and shall also include the non-electrified bodies of those frying pans, griddles and woks heretofore electrified by the Company and marketed by the Company as electric frying pans, electric griddles and electric woks; but nothing in this definition shall permit the holder of Cookware and Bakeware Products Rights to electrify any of such items or to market any electric frying pans, electric griddles, electric woks or any other Electric Products under the Farberware name and trademark.

               "Cookware and Bakeware Products Rights" means all rights to use and exploit the Farberware name and related trademarks in connection with the sourcing, manufacture and/or distribution of
(i) Cookware and Bakeware Products for home (as distinguished from commercial, industrial and/or institutional) use and (ii) commercial, industrial and/or institutional size pots, pans (including baking pans) and roasters for commercial, industrial and/or institutional use, and include ownership of, and the rights of the Company and the Seller (including the right to receive royalties accruing after the Closing under the Agreement) under, or arising upon expiration of, the Meyer Marketing License; provided, however, that the word "devices" as used in the definition of "Cookware and Bakeware Products" shall not be deemed to confer upon the holder of the Cookware and Bakeware Products Rights any right to use and exploit the Farberware name and related trademarks in connection with the sourcing, manufacture and/or distribution of devices that are the same or similar to and intended for the same use as devices that are both (a) included in LHC's Current Farberware Catalogue, and
(b) not included among devices that as of the date hereof are sourced, manufactured and/or distributed by the Seller and its predecessors and their licensees (other than LHC) pursuant to Existing Farberware Licenses; and provided, further, that the term "Cookware and Bakeware Products Rights" shall not include rights to use and exploit the Farberware name and related trademarks in connection with the sourcing, manufacture and/or distribution of Electric Products of any kind, it being understood and agreed that Seller is reserving to itself the right to use and exploit (directly or by assignment, licensing or otherwise) all Electric Products Rights, including rights to manufacture, source, market and otherwise exploit electrified versions of the frying pans, griddles and woks referred to in the final sentence of the definition of Cookware and Bakeware Products.

               "Electric Products Rights" means rights to use and exploit the Farberware name and trademark in connection with the sourcing, manufacture and/or distribution of "Electric Products," i.e., electrical items of all kinds (whether for home, commercial, industrial and/or institutional use and whether or not now invented or sold under the Farberware name), including, by way of illustration and without limitation, electric coffee makers, espresso machines, grinders of all kinds, juicers, mixers, blenders, food processors, deep fryers, corn poppers, toasters, toaster ovens, convection ovens, microwave ovens, hot plates, waffle and sandwich makers, bread makers, grills, griddles, frying pans, woks, warmers, can openers and other small electrical appliances, electric grooming aids, electric cleaning devices and other electric products of all kinds, excluding, however, electric pepper mills and major consumer appliances, such as refrigerators, clothes washers, clothes dryers, dishwashers and electric ranges.

               "Existing Farberware Licenses" means Farberware Licenses heretofore granted by the Company (or any predecessor of the Company) that are valid and subsisting and includes, without limitation, the license agreements identified on the schedule annexed to the Agreement as Exhibit E.

               "Farberware Licenses" means licenses to manufacture (and/or cause to be manufactured) and/or market products under and using the "Farberware" name and trademark and includes, without limitation, the Existing Farberware Licenses.

               "Intellectual Property Rights" means all of the rights of the Seller (which includes all of the rights owned by the Company and its subsidiaries immediately prior to the Closing under the Asset Purchase Agreement) in, and with respect to, the trademarks, trade names, service marks, copyrights (including applications for, rights to acquire and other rights with respect to, any of the foregoing), licenses, technology, know-how, trade secrets, franchises, authorizations (and all documentation relating to the foregoing) of the Seller (which includes all of the rights that were owned by the Company and its subsidiaries immediately prior to the Closing under the Asset Purchase Agreement) used or heretofore proposed to be used by the Seller or its predecessors in interest (including the Company and its subsidiaries) in connection with the Farberware Business, including, without limitation, (i) the name "Farberware" and (ii) the patents, trademarks and copyrights included in the Sale Assets to the extent that such patents, trademarks and copyrights were effectively conveyed to the Seller on the Purchase Date.

               "Inventory"   means   all  quantities  of  finished  goods
inventories (including wrapped goods) of Cookware and Bakeware Products, but shall not include raw materials or work in process.

               "LHC"  means  Lifetime  Hoan   Corporation,   a   Delaware
corporation.

               "LHC's Current Farberware Catalogue" means the catalogue bearing the front cover inscription "FARBERWARE<reg-trade-mark> Cutlery Kitchen Tools Gadgets Cutting Boards BBQ Accessories," consisting of a front cover, a back cover, four pages (marked i through iv) listing style numbers and product descriptions, and fifty pages (numbered 2 through 51) of product pictures, and having on the back cover thereof the following information INTER ALIA: Lifetime Hoan Corporation, Westbury, NY 11590 CAT. NO. ZYFW2CAT, which catalogue is currently being circulated by LHC.

               "Lifetime License" means the License Agreement dated December 14, 1989 between the Company and Lifetime Cutlery Corp., as supplemented by letter, dated November 16, 1990, on Farberware Inc. stationery, addressed to Mr. Jeff Siegel and signed by Kevin O'Malley, as the same may be or be deemed to be, amended or replaced pursuant to the Agreement, dated as of February 2, 1996, by and among Parent, LHC and Seller.

               "Meyer Marketing License" means the License and Distribution Agreement dated September 29, 1995 between the Company and Meyer Marketing Company, Ltd., as amended by supplemental letter of even date therewith.

               "Parent" has the meaning ascribed to that term in the definition of Agreement.

               "Person" means any individual,  corporation,  partnership,
firm,   joint   venture,   association,   joint-stock   company,   trust,
unincorporated organization, governmental body or other entity.

               "Purchase Date" means April 2, 1996, i.e., the date on which the purchase of the Sale Assets from the Company was completed.

               "Purchaser" has the meaning ascribed to that term in the definition of Agreement.

               "Sale Assets" means all Assets (as defined in the Asset Purchase Agreement) that were conveyed to Seller pursuant to Section 1.1 of the Asset Purchase Agreement.

               "Seller" has the meaning ascribed to that term in the definition of Agreement.

          1.2 INTERPRETATION. In the Agreement, unless a clear contrary intention dictates otherwise:

               1.2.1 the singular number includes the plural number and VICE VERSA;

               1.2.2   reference   to  any  Person  includes  such  Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by the terms of the applicable agreement; and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

               1.2.3  reference to either gender includes the other gender;

               1.2.4 reference to any agreement (including the Agreement and the Exhibits and Schedules attached thereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the Agreement;

               1.2.5 reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date of the Agreement, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder;

               1.2.6 reference to any Article, Section, subsection, clause, Exhibit or Schedule means such Article, Section, subsection or clause of the Agreement or Exhibit or Schedule thereto;

               1.2.7 "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to the Agreement as a whole and not to any particular Article, Section, subsection, clause, Exhibit or Schedule attached thereto;

               1.2.8 "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

               1.2.9 the headings contained in the Agreement (including the Exhibits and Schedules attached thereto) are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

          1.3 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of the Agreement directly and through their respective counsel, i.e. Paul, Weiss, Rifkind, Wharton & Garrison, on behalf of Parent and Seller, and Baker & McKenzie, on behalf of
Purchaser.   In  the  event  an  ambiguity   or  question  of  intent  or
interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.




                               EXHIBIT B


                              SCHEDULE I

               INTELLECTUAL PROPERTY USED EXCLUSIVELY FOR
               NON-ELECTRIC COOKWARE AND BAKEWARE PRODUCTS

                             TRADEMARKS

MARK                  GOODS                          JURISDICTION          REGISTRATION NUMBER   APPLICATION NUMBER
FARBERWARE            Household hollow wares made of USA                   804130                --
                      metal, namely, colanders and
                      casserole sets
ADVANTAGE             Saucepans, saucepots, etc.     USA                   1226680               --
MILLENNIUM            Nonelectric cookware           USA                   1898138               --
NEVERSTICK            Cookware and bakeware          USA                   1743201               --
FARBERWARE CHANGES    Cookware and bakeware          USA                   --                    74/071500
NON-STICK COOKWARE
INTO NEVER-STICK
COOKWARE
NUTRIMASTER           Cookware                       USA                   1819494               --
DECATHLON             Nonelectric cookware and       USA                   1924653               --
                      bakeware for household use
FARBER                Nonelectric cookware and       USA                   1877200               --
                      bakeware
CLASSICOTE            Cookware and bakeware having a USA                   --                    74/478730
                      nonstick coating
SET BUILDERS          Cookware, namely nonelectric   USA                   1900692               --
                      pots and pans
AMERICAN ESSENTIALS   Nonelectric cookware and       USA                   --                    74/525838
                      bakeware
NECESSITIES           Nonelectric cookware           USA                   --                    74/615755
THERMAL INTELLIGENCE  Nonelectric cookware           USA                   --                    74/615769
NEW DIMENSIONS        Aluminum nonstick cookware     USA                   --                    75/026506
ALUMINAIRE            Cookware                       USA                   --                    75/032838


VANGUARD 1000         Cookware                       USA                   --                    75/032839
CONTEMPORARY COLONIAL Cookware                       USA                   --                    75/032840
COOKWARE
COLONIAL COOKWARE     Cookware                       USA                   --                    75/032841
[THERMAL INTELLIGENCE [Not provided]{1}              CANADA                --                    796,549]
FARBERWARE            Dutch ovens                    GREAT BRIT            876698                --
ADVANTAGE             Saucepans, saucepots, saute    JAPAN                 --                    06/119132
                      pans, frypans, etc.
GOURMETRIX            Nonelectric cookware           MEXICO                --                    N/A
THERMAL INTELLIGENCE  Nonelectric cookware           MEXICO                --                    248446





**FOOTNOTES**

{1/}The products are not listed in the printout we received from Farberware's intellectual property counsel, but if the products are the same as those for the corresponding U.S. mark, it belongs in the exclusive category.



                          EXHIBIT C


                      LICENSE AGREEMENT


          LICENSE   AGREEMENT,   dated  as  of              ,  1996  (the

"Effective Date"), by and between  FARBERWARE  INC.  (formerly  known  as

Far-B  Acquisition Corp.), a Delaware corporation (the "Licensor") and an indirect  wholly-owned  subsidiary  of  Syratech  Corporation, a Delaware corporation  (the  "Parent"),  and MEYER MARKETING CO.  LTD.,  a  British

Virgin Islands corporation (the "Licensee").

          WHEREAS, Licensor has  acquired  and  owns  certain trademarks,

patents  and  copyrights  relating to Cookware and Bakeware  Products  as defined herein, as well as to other products; and

          WHEREAS, the Licensor  wishes to grant, and the Licensee wishes to receive, a license under certain  trademarks,  patents  and copyrights relating  to  Cookware  and  Bakeware  Products,  all upon the terms  and subject to the conditions set forth herein.

          NOW,  THEREFORE, in consideration of the mutual  covenants  and

agreements  herein   contained,   and   of   other   good   and  valuable

consideration,   each  to  the  other  in  hand  paid,  the  receipt  and

sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          ARTICLE I

        DEFINITIONS, INTERPRETATION AND CONSTRUCTION

          The capitalized  terms  used  in  this  License  Agreement  are defined,  and  the rules governing the interpretation and construction of this License Agreement  are  set forth, in Schedule I annexed hereto; and

the text and provisions of said  Schedule I  are  incorporated  herein by reference as though set forth at length in this Article I.


                         ARTICLE II

                      GRANT OF LICENSES

          2.1   Licensor hereby grants to Licensee for the period from the

Effective Date until Termination in accordance with Article XIII below:

               2.1.1   The  exclusive  right  and  license  to  use and

exploit  throughout  the  World  (except  as  hereinafter  provided)  the

Farberware  name  and related trademarks in connection with the sourcing,

manufacture and/or distribution of (i) Cookware and Bakeware Products for home (as distinguished  from commercial, industrial and/or institutional)

use and (ii) commercial,  industrial  and  institutional  size pots, pans

(including  baking  pans)  and  roasters  for  commercial, industrial  or institutional use; provided, however, that the word  "devices" as used in the definition of "Cookware and Bakeware Products" shall not be deemed to confer upon Licensee any right to use and exploit the Farberware name and related  trademarks  in connection with the sourcing, manufacture  and/or distribution of devices  that are the same or similar to and intended for the same use as devices that  are  both  (a) included  in  LHC's  Current

Farberware Catalogue, and (b) not included among devices that as of the date hereof are  sourced, manufactured and/or distributed by the Licensor and its predecessors  and  their  licensees  (other than LHC) pursuant to

Existing  Farberware  Licenses; and provided, further,  that  the  rights conferred by this Section 2.1.1  shall  not  include  rights  to  use and exploit the Farberware name and related trademarks in connection with the sourcing,  manufacture  and/or  distribution  of Electric Products of any kind, it being understood and agreed that Licensor is reserving to itself the  right  to use and exploit (directly or by assignment,  licensing  or otherwise) all Electric Products Rights, including rights to manufacture,

source, market  and  otherwise exploit electrified versions of the frying pans,  griddles and woks  referred  to  in  the  final  sentence  of  the definition of Cookware and Bakeware Products.

               2.1.2 The  exclusive  right  and  license  to  use and

exploit those specific Intellectual Property Rights that were acquired by

Licensor pursuant to the Asset Purchase Agreement and that are listed  on

Schedule II  annexed  hereto, such specific Intellectual Property Rights,

together with such registrations  thereof as may hereafter be effected in additional countries in accordance  with  Section 5.2 solely for Cookware and  Bakeware  Products,  being herein collectively  called  "Schedule II

Rights."

               2.1.3 The  non-exclusive  right  to use and exploit so

much of the other Intellectual Property Rights acquired  by  the Licensor pursuant  to the Asset Purchase Agreement (including, without limitation,

such of the  Intellectual  Property Rights listed on Schedule III annexed hereto as were so acquired by Licensor but are not listed on Schedule II)

as (A) have heretofore been  used  or  exploited  by  the Licensor or its

predecessors   in   connection   with   the  sourcing,  manufacture   and
distribution of Cookware and Bakeware Products  and  which Licensor shall have  identified  as  such,  and  (B) may  be used and exploited  without violating the rights of third parties, including, without limitation, the rights of parties to the Existing Farberware  Licenses  and  the Lifetime

License,  such non-exclusive Intellectual Property Rights, together  with such registrations  thereof  as  may  hereafter be effected in additional countries in accordance with Section 5.2  not  solely  for  Cookware  and

Bakeware   Products,   being  herein  collectively  called  "Schedule III

Rights."

          2.2  Licensor  reserves  unto itself all other rights in and to the Intellectual Property.  Without  limiting  the generality of the next preceding  sentence  and  notwithstanding the grant  of  rights  made  to

Licensee pursuant to Section  2.1,  Licensor  and  Parent  shall have the right  at  any  time and from time to time to sell any and all  Inventory owned by Licensor  or  Parent  at  the  time  of  the  Closing  under the

Agreement  or that Licensor is thereafter required to purchase under  the

MSA (including  Inventory required to be purchased pursuant to Licensor's exercise prior to  the  date  of the Agreement of Licensor's option under

Section 2.A of the MSA to extend  the initial Production Period), and all returns  thereof.  Notwithstanding the  grants  of  trademark  and  other

intellectual   property   rights  being  made  to  Licensee  pursuant  to

Section 2.1, (i) Parent and  Licensor  shall  each  have  the  right  and license  (so  long as either of them owns any Inventory acquired from the

Company or returned  by  customers)  to use and exploit (and to authorize their  customers to use and exploit in  connection  with  resale  of  the

Inventory)  all of the Intellectual Property Rights that have at any time been used or  exploited  by  the Licensor or the Company or others in the marketing of Inventory and (ii) the Company has a continuing royalty free license  to use the name Farberware  in  connection  with  (and  only  in connection  with)  the  sale  in  Australia  of  finished goods Inventory located in Australia on the Purchase Date.


                         ARTICLE III

      OWNERSHIP AND USE OF INTELLECTUAL PROPERTY RIGHTS

          3.1  Licensee  acknowledges Licensor's exclusive  ownership  of the Intellectual Property  Rights,  including  any  and  all  trademarks,

service marks, copyrights and patents listed on Schedule III, and  agrees that it will do nothing inconsistent with such ownership.

          3.2  Licensee   acknowledges   and   agrees  that  all  of  the

Intellectual  Property  Rights  and  the  goodwill  pertaining   to   the

Intellectual  Property  Rights is vested in Licensor.  Licensor agrees to record this License Agreement  and/or  to  register Licensee as a user of

the  Intellectual  Property  Rights  licensed  hereby   with  appropriate

government  authorities  and  to  execute  all  further lawful  documents necessary  to  effect  the  terms  of this License Agreement  in  various countries in a manner that will preserve the ownership rights of Licensor therein; and Licensee agrees to assist  Licensor  in so doing.  If, after being requested to do so by Licensee, Licensor shall  for any reason fail to record this License Agreement, or, alternatively, to register Licensee as  a  user  of  the  Intellectual Property Rights licensed  hereby  with appropriate government  authorities,  or  otherwise  fail  to  make other necessary filings hereunder, Licensee shall have the right, on notice  to

Licensor,  to  do  so;  and  in  such event Licensor shall cooperate with

Licensee in the exercise of such right.

          3.3  Licensee agrees to follow the instructions of Licensor for proper use of the Intellectual Property  Rights  licensed hereby in order

that  protection  and/or  registrations  therefor  may   be  obtained  or

maintained.   Licensee  agrees that, except as specifically  provided  in

Article II, nothing in this  License  Agreement  shall  give Licensee any right, title or interest in or to any of the Intellectual Property Rights

licensed   hereby   including   (A) the  vesting  of  ownership  of   the

Intellectual Property Rights in Licensee,  (B) the  vesting  of secondary meaning rights to the Intellectual Property in Licensee, or (C) the  loss by  Licensor  of  any  of  its rights in and to the Intellectual Property reserved to Licensor herein  (including  rights  of  reverter  which  are hereby  so  reserved)  other  than  the  right  and  license  to exercise

Intellectual Property Rights in accordance with, and subject to the terms and conditions of, this License Agreement.  Licensee further agrees  that it  will  not  attack  the  title  of Licensor to any of the Intellectual

Property  Rights, or attack the validity  of  the  Intellectual  Property

Rights, or attack the validity of this License Agreement.


                         ARTICLE IV

                QUALITY STANDARDS AND CONTROL

          4.1  Licensor  acknowledges that adherence to high standards of quality, safety, style and appearance in the manufacture and distribution of Cookware and Bakeware Products  is  imperative  to preservation of the integrity  and  value  of  the  Farberware name, related  trademarks  and associated  good  will;  and Licensee  undertakes  and  agrees  that  all

Cookware and Bakeware Products  manufactured  and distributed by Licensee using the Farberware name and related trademarks shall (i) comply with applicable laws and regulations and (ii) conform to standards of quality,

safety, style and appearance at least equal to those standards  that have heretofore  applied  to  first  quality  Cookware  and  Bakeware Products manufactured and distributed by the Company, which the parties  agree are

acceptable  standards.   The Licensee further agrees that Licensor  shall

have the right to assure itself  that  the Licensee is complying with the standards set forth in this Section 4.1  either by means of the procedure set forth in Section 4.2 ("Prior Approval")  or by means of the procedure set  forth  in  Section  4.3 ("Post Production Review"),  the  choice  of procedure  to be chosen by  the  Licensee  in  the  Licensee's  sole  and absolute discretion.

          4.2  If  Licensee  chooses to seek Prior Approval of a Cookware or  Bakeware Product, Licensee  will  initially  forward  to  Licensor  a prototype  sample ("Initial Sample") thereof.  Upon receipt of Licensor's approval of  the  Initial  Sample,  Licensee  will  produce  a production

sample.   Licensee  agrees  to  test  such  Cookware and Bakeware Product before production of said product in Licensee's  own  laboratory  and  to submit  written  results  of  such  test  along  with a sample ("Approval

Sample")  of  the  Cookware and Bakeware Product so tested  to  Licensor.

Licensor may, for any  reason,  submit  any  such  Approval  Sample to an

independent  laboratory  for  testing.   All  costs,  fees  and  expenses

associated  with the testing by the independent laboratory will be  borne

by the Licensee.   Licensor  agrees  to  inspect  expeditiously each such

Approval  Sample  and to notify Licensee of its approval  within  fifteen

(15) days of receipt,  and  if  not  approved,  to  advise  Licensee,  in writing,  of  any and all corrections reasonably required in order for it to be approved.  The quality of each Cookware or Bakeware Product offered for sale by Licensee  shall  be  in  conformity  with the

 Approval Sample

thereof.  If Licensor does not so respond within thirty  (30)  days,  the

Approval  Sample  shall  be deemed approved by Licensor.  The cost of all

Approval Samples, including  any and all shipping charges, shall be borne exclusively by Licensee.  Licensor shall be entitled from time to time to inspect random samples (which  Licensee  agrees  to  make available at no charge  to Licensor) from the production stock of Cookware  and  Bakeware

Products that received Prior Approval to confirm that production stock of such products  substantially  conforms with the Approval Samples thereof.

Production samples of any Cookware  or  Bakeware Products that conform to the  Approval  Samples  thereof shall be deemed  to  meet  the  standards required by Section 4.1.

          4.3  If Licensee  elects  not  to  pursue prior approval of any

Cookware  or  Bakeware  Product  in accordance with  Section  4.2  above,

Licensee shall be deemed to have opted for Post Production Review of such product, and Licensee may proceed  with  the  production and marketing of such Cookware or Bakeware Product so long as Licensee  determines in good faith  that  such product conforms to the standards required  by  Section

4.1.  Prior to or contemporaneously with Licensee's first commercial sale of any Cookware or Bakeware Product for which Licensee did not seek Prior

Approval in accordance  with Section 4.2, Licensee shall provide Licensor with  written  notice of Licensee's  introduction  of  such  Cookware  or

Bakeware Product.   Licensee  agrees  to make available to Licensor at no

charge  such  samples  of  each  of the Cookware  and  Bakeware  Products produced by Licensee as Licensor may from time to time reasonably request for the purpose of testing such products  for  compliance with applicable laws and regulations, and to enable Licensor to determine whether such products  comply  with  the standards specified in Section 4.1 above.  If

Licensor thereafter determines in Licensor's reasonable discretion (which shall not be arbitrarily  or capriciously exercised) that any Cookware or

Bakeware Product not previously  approved in writing (except as otherwise provided in the penultimate sentence of Section 4.2) does not comply with applicable laws and regulations or meet the quality standards required by

Section 4.1, Licensor shall have the  right  (which  shall  be  exercised reasonably  and,  if  challenged  by  Licensee,  shall  be subject to the

Dispute Resolution procedures set forth in Article XV) by  written notice to  Licensee  to  order  that  such product be withdrawn from the  market immediately.  A failure promptly  to  comply  with any such order that is not challenged or, if challenged, is upheld will be deemed to be a breach of this License Agreement.

          4.4  Licensee agrees to permit Licensor upon reasonable request to inspect Licensee's manufacturing operations  and  testing records (and those of Licensee's suppliers) for the Cookware and Bakeware Products.

          4.5  Any  modification  of  any  Cookware or Bakeware  Product,

including change of materials, design or size  shall  be treated as if it were a new product.

          4.6  Licensee acknowledges that adherence to  high standards of quality, style and appearance in the packaging and advertising (including any printed materials) of Cookware and Bakeware Products  or  in  related uses  of  the Farberware name, logo or related trademarks in any form  or

manner   whatsoever    (collectively,   "Packaging   and/or   Promotional

Materials") is essential  to  preservation  of the integrity and value of the  Farberware name, related trademarks and associated  good  will;  and

Licensee  undertakes  and  agrees  that  all Packaging and/or Promotional

Materials using the Farberware name, logo  or  related  trademarks  shall conform  to standards of quality, style and appearance at least equal  to those standards  that  (i)  have  heretofore applied in the packaging and marketing of first quality Cookware  and  Bakeware  Products manufactured and distributed by the Company or, alternatively, (ii) have  applied,  or from  time  to  time  hereafter  may  be  applied,  to  the packaging and marketing  of high-grade Cookware and Bakeware Products manufactured  and distributed  by  the  Licensee  under  its  own  name  or  that  of Meyer

Corporation;  and  the  parties  agree  that adherence to either of those standards  shall  be, and be deemed to be,  adherence  to  an  acceptable standard.  The Licensee further agrees that Licensor shall have the right to assure itself that the Licensee is adhering to a standard permitted by

this  Section 4.6  either   by  means  of  the  procedure  set  forth  in

subsection 4.6.1 ("Prior Approval"),  or  by  means  of the procedure set forth  in  subsection 4.6.2 ("Post-Utilization Review"),  the  choice  of procedure to  be  made  by  Licensee  in  Licensee's  sole  and  absolute discretion.

              4.6.1 If  Licensee  chooses  to seek Prior Approval of  any

Packaging  and/or Promotional Materials, Licensee  shall  submit  samples

(hereinafter  referred  to  as  "Print Samples") of such Packaging and/or

Promotional Materials to Licensor  for  approval  prior  to  use thereof.

Licensor agrees expeditiously to inspect such Print Samples and to notify

Licensee of its approval within 15 days of receipt and, if not  approved,

to  advise Licensee in writing of any and all changes reasonably required in order  for  them  to be approved.  The quality of the Packaging and/or

Promotional Materials  utilized  by  Licensee shall be in conformity with the Print

Samples.  If Licensor does not  so  respond within 30 days, the

Print Samples shall be deemed approved by the Licensor.   The cost of all

Print  Samples,  including any and all shipping charges, shall  be  borne exclusively by Licensee.

               4.6.2 If  Licensee  elects  not to pursue Prior Approval of

any   Packaging   and/or  Promotional  Materials   in   accordance   with

subsection 4.6.1 above,  Licensee shall be deemed to have opted for Post-

Utilization Review of such  Packaging  and/or  Promotional Materials, and

Licensee may proceed with use thereof so long as  Licensee determines, in good faith, that such Packaging and/or Promotional Materials conform to a

standard permitted by the introductory part of this  Section 4.6.   Prior

to or contemporaneously with Licensee's first public use of any Packaging and/or  Promotional  Materials  for  which  Licensee  did  not seek Prior

Approval  in  accordance  with  subsection 4.6.1, Licensee shall  provide

Licensor with written notice of Licensee's  utilization  thereof, and, if requested  to do so by Licensor, shall make available to Licensor  at  no charge, Print  Samples of such Packaging and/or Promotional Materials for the purpose of enabling  Licensor  to  determine  whether  such Packaging and/or  Promotional  Materials  comply with a standard permitted  by  the forepart  of  this Section 4.6.  If  Licensor  thereafter  determines  in

Licensor's reasonable  discretion  (which  shall  not  be  arbitrarily or capriciously  exercised) that the Packaging and/or Promotional  Materials that were not previously approved do not comply with a standard permitted by the introductory  part  of  this  Section 4.6, Licensor shall have the right  (which  shall  be  exercised  reasonably  and,  if  challenged  by

Licensee, shall be subject to the dispute resolution procedures set forth in Article XV), by written notice to Licensee,  to order that use of such

Packaging and/or

Promotional Materials be discontinued  immediately.  The

failure  promptly  to comply with any such order that is not  challenged,

or, if challenged, is  upheld,  will  be  deemed  to  be a breach of this

License Agreement.

          4.7  If Licensee at any time desires to have  any  Cookware  or

Bakeware Products or components thereof manufactured by a third party and if  any  such third party manufacturer utilizes the Licensed Intellectual

Property Rights  for  any  unauthorized purpose, Licensee shall cooperate fully in bring such utilization  to an immediate halt.  If as a result of the  activities  of  any  such  third  party  manufacturer,  Licensor  is subjected  to  any  penalty or expense, Licensee  will  on  demand  fully compensate Licensor for any cost or loss Licensor sustains.

          4.8  All  complaints   concerning   any  Cookware  or  Bakeware

Products or any of the Intellectual Property Rights,  which are received,

either directly or indirectly, by the Licensee and which could reasonably be  expected  to  result  either in litigation against the  Licensor  or,

alternatively, in a discernible  diminution  in  the  value of any of the

Intellectual Property Rights, shall be promptly forwarded by the Licensee to the Licensor.

          4.9  All  returns  of  Cookware  or Bakeware Products  sold  by

Licensee under this License Agreement shall  be directed to Licensee.  In the event that any Cookware or Bakeware Products  sold  by  Licensee  are returned  to Licensor by consumers, Licensee shall reimburse Licensor for

Licensor's  actual  costs  of  handling  and shipping the same via United

Parcel Service to Licensee.  In the event  that  any Cookware or Bakeware

Products sold by Licensor are sent to Licensor by distributors, merchants or wholesalers, Licensor shall decline to accept delivery thereof and cause such products  to  be  returned  to  the distributors, merchants or wholesalers from whom they were sent, together  with instructions to deal with  the  Licensee  with  respect  to  any proposed return  of  products manufactured by it.


                          ARTICLE V

                TRADEMARKS AND SERVICE MARKS

          5.1  Except  with  the  written consent  of  Licensor,  neither

Licensee  nor any of its subsidiaries  or  affiliates  will  register  or attempt in  any  country  to  register  any  of the Licensed Intellectual

Property  Rights (including any Marks), or any  word,  symbol  or  design which is so similar thereto as to suggest association with or sponsorship

by Licensor.   In  the event of breach of the foregoing, Licensee agrees,

at its expense and at  Licensor's  request,  immediately to terminate the unauthorized registration activity, and promptly  to execute and deliver,

or  cause  to  be  delivered,  to  Licensor  such assignments  and  other documents as Licensor may require to transfer  to  Licensor all rights to the Marks or other Intellectual Property, registrations  and applications involved.

          5.2  Licensee   shall   not   use   or  exercise  any  Licensed

Intellectual Property Rights (including the right  to use any trade name,

trademark  or  service  mark)  granted by this License Agreement  in  any country unless or until an application  has  been  filed for the relevant

Licensed  Intellectual  Property  Right  to  be duly registered  in  such country by Licensor.  Licensor shall promptly  file applications for such registration upon request by Licensee at Licensee's expense.  If Licensor shall  for  any  reason  fail  to  file  any  such application  within  a reasonable time after being
requested to do so,  Licensee  shall have the

right,  on  notice  to  Licensor, to make such filing; and in such  event

Licensor shall cooperate  with  Licensee  in  the exercise of such right.

Licensor  may  determine  whether  or  not  to seek registration  of  any

Intellectual Property Right solely for Cookware  and Bakeware Products or for  additional  categories as well.  Applications and  registrations  of

Licensed Intellectual  Property  Rights  solely for Cookware and Bakeware

Products  shall  be  Schedule II  Rights  for purposes  of  this  License

Agreement.   Applications  and  registrations  of  Licensed  Intellectual

Property Rights not solely for Cookware  and  Bakeware  Products shall be

Schedule III Rights for purposes of this License Agreement.

          5.3  Licensee shall also provide Licensor with specimens of use of  the  Licensed  Intellectual  Property  Rights  necessary  for  filing trademark  applications, statements of use, renewals of registration  and other such registration documents in timely fashion upon request.

          5.4  Licensee  agrees  that  it  shall  affix to every item and package of the Cookware and Bakeware Products a notice  to  indicate  the

rights   of  Licensor  in  the  Licensed  Intellectual  Property  Rights,

including  registration  status  of  the  Licensed  Marks,  and  that the

Cookware  and Bakeware Products are manufactured and sold pursuant  to  a license from Farberware Inc.


                         ARTICLE VI

                PATENT AND COPYRIGHT MARKING

          6.1  At all times from the Effective Date and until termination of the patents,  Licensee shall affix to Cookware and Bakeware Products a statement,
identifying    each   applicable   United   States   Patent,

substantially  in the following  form:   "Licensed  under  United  States

Patent No. _______."

          6.2  At all times from the Effective Date and until termination of the copyrights,  Licensee  shall  affix  to  all copies of copyrighted materials  including  copyrighted designs and related  documentation,  or portions thereof, made  or used by Licensee hereunder, a copyright notice in either of the following forms: "Copyright [year], Farberware Inc.  All

Rights Reserved."  or <copyright>  [year],  Farberware  Inc.   All Rights

Reserved."  The notice shall be affixed to all copies or portions thereof in  such  manner  and location as to give reasonable notice of Licensor's claim of copyright.


                         ARTICLE VII

                  REIMBURSEMENT BY LICENSEE

          Licensee  shall  reimburse  Licensor  for all official fees and attorney's fees in connection with renewal, maintenance,  application for

registration,   license  recordal,  user  registration  and  other   fees

pertaining  to  the  Intellectual  Property  Rights  licensed  hereunder,

including the Licensed Marks, patents and copyrights, and shall reimburse

Licensor for all  license  recordal,  user,  registration  and other fees necessary, in the view of Licensor, for Licensee to exercise the licenses and  rights  granted  in  this  License  Agreement  for  the manufacture,

sourcing,   and   exploitation   of   Cookware   and  Bakeware  Products.

Notwithstanding  the  foregoing  sentence  of this Article  VII,  if  any renewal,  maintenance,  application for registration,  license  recordal,

user  registration  or other  fees  and  related  expenses  (collectively

"Maintenance Charges")  are  incurred  in  connection  with the use of an

Intellectual

Property  Right by, or the protection of such  Intellectual

Property Right for, Licensee  and other lawful users of such Intellectual

Property Right (including Licensor),  such  maintenance  charges shall be

apportioned   among  the  users  of  such  Intellectual  Property   Right

(including Licensee  and  Licensor)  in accordance with their comparative usage and enjoyment of the benefits thereof.


                        ARTICLE VIII

                       INDEMNIFICATION

          8.1 Licensee  shall exonerate,  indemnify  and  hold  harmless

Licensor and the other Indemnified  Parties  at  all times from and after the Effective Date against all claims, liabilities (including settlements

entered  into  in  good  faith  with  Licensee's  consent,   not   to  be

unreasonably  withheld)  and  expenses  (including  reasonable attorneys'

fees,  disbursements  and  other  charges)  arising  out  of   Licensee's

activities hereunder, or out of any defect (whether obvious or hidden and whether  or  not  present  in  any  sample  approved  by Licensor) in any

Cookware  or  Bakeware  Products,  or  arising from personal  injury,  or property damage, or any infringement of any rights of any other person by the manufacture, sale, possession or use  of  any  Cookware  or  Bakeware

Products,  or  their  failure to comply with applicable laws, regulations

and  standards.   Without  limiting  the  generality  of  the  foregoing,

Licensee agrees to  exonerate,  indemnify  and  hold Licensor, Parent and their respective officers, directors and employees, harmless of, from and against any liability or expense arising from any claim that the Cookware and Bakeware Products or the use of the Intellectual  Property  Rights on

or in connection with the Cookware and

Bakeware Products hereunder or any

packaging,  advertising  or promotional material infringes on any patent,

copyright or trademark right  of any third party or otherwise constitutes unfair competition by reason of  any  prior rights acquired by such third

party.   The  Indemnified  Parties hereunder  shall  include  Parent  and

Licensor and their respective officers, directors, employees and agents.

          8.2  No warranty or indemnity is given by Licensor with respect to any liability or expense arising from any claim that use of any of the

Intellectual Property Rights on or in connection with any of the Cookware

and  Bakeware  Products  hereunder   or  any  packaging,  advertising  or

promotional material infringes on any  trademark right of any third party or otherwise constitutes unfair competition by reason of any prior rights acquired by such third party other than  rights  acquired  from Licensor.

It is expressly agreed that it is Licensee's responsibility  to carry out such  investigations  as  it  may deem appropriate to establish that  all

Cookware and Bakeware Products,  packaging,   promotional and advertising

material, which are manufactured or created hereunder,  including any use made of the Intellectual Property Rights therewith, do not  infringe such rights  of any third party, and Licensor shall not be liable to  Licensee if such infringement occurs.


                         ARTICLE IX

                          INSURANCE

          9.1  To assure the exoneration and indemnification provided for in Section 8.1,  Licensee  shall,  at  Licensee's expense, obtain product liability insurance with respect to Licensed  Products  sold hereunder in the following amounts:

     $1,000,000-    for injury to one person
     $3,000,000-    for injury to two or more persons
     $1,000,000-    for damages to property
     $5,000,000-    umbrella

The  insurance  obtained  by Licensee shall be in form and with  insurers reasonably  acceptable  to  Licensor,  and  shall  provide  coverage  for

Licensor as an additional insured.   Upon  the  execution of this License

Agreement,  Licensee  shall  submit  to  Licensor original  or  duplicate policies  of  insurance  or  certificates of the  insurers  showing  such insurance in effect, which policies  or  certificates  shall provide that the  insurer  shall provide to Licensor written notice of  alteration  or cancellation of  the  insurance policy at least thirty (30) days prior to such alteration or cancellation  of the insurance policy.  Licensor shall indemnify  Licensee from and against  any  claim  that  Licensee  is  not entitled to  use  the  Licensed  Intellectual Property Rights pursuant to this License Agreement because such use allegedly infringes on the rights of any third party granted to such third party by Licensor.

          9.2  If  available,  Licensor  shall  purchase,  at  Licensor's expense  (subject to the limitation  hereinafter  stated),  an  insurance policy insuring  Licensee  for  a  term  of  six  years against all loss,

liability or expense (including reasonable attorneys' fees, disbursements and other charges), which exceeds a specified deductible  amount  that is no  greater  than  the  deductible amount applicable under Licensee's own present product liability  insurance  policy  and  which  shall have been incurred  by  Licensee as a result of product liability claims  hereafter asserted against  Licensee  in  respect of Cookware and Bakeware Products that were manufactured and sold by  Licensor  or U.S. Industries, Inc. or

Hanson  Industries,  Plc.   The  aggregate
amount of  the  premiums  that

Licensor shall be required to pay  for  such  coverage  over the six year period shall not exceed One Hundred Thousand Dollars ($100,000).  If such insurance coverage cannot be obtained at any price, Licensor's obligation to obtain such coverage shall be void.  If such insurance coverage can be obtained but the cost thereof over the six year period would  exceed  One

Hundred  Thousand  Dollars  ($100,000), Licensee shall have the option to contribute the difference between  the  cost  of  such  coverage  and One

Hundred Thousand Dollars or accept lesser coverage or a shorter term or a combination  of any thereof.  Licensor shall have no other obligation  or liability to Licensee for product liability claims in respect of Cookware and Bakeware Products  manufactured  or  sold  by the Licensor and/or its predecessors.


                                ARTICLE X

                     LIMITATION OF LICENSOR'S RIGHTS

          Except as otherwise provided in Section 2.2, Licensor shall not use the Cookware and Bakeware Products Rights (as defined in the

Agreement) for itself on Cookware and Bakeware Products during the Term.

Licensor shall not license any other party to use the Cookware and

Bakeware Products Rights on Cookware and Bakeware Products during the

Term.

                         ARTICLE XI

                      ROYALTY PAYMENTS

          On or before April 1 of each year during the Term, Licensee shall pay to Licensor the sum of One Dollar (U.S. $1.00) in return for the continuing license granted to Licensee herein.


                         ARTICLE XII

            UNLICENSED USE OF LICENSED MATERIALS

          12.1  Licensee agrees that it will not use the Licensed

Intellectual Property Rights in any way other than as herein authorized.

          12.2  Licensee agrees to give Licensor prompt written notice of any unlicensed use by third parties of Licensed Intellectual Property

Rights, and Licensee will not, without Licensor's written consent, bring or cause to be brought any criminal prosecution, lawsuit or

administrative action for infringement, interference with or violation of any Licensed Intellectual Property Rights.  Licensee agrees to cooperate with Licensor and, if necessary, to be named by Licensor as a sole complainant or co-complainant in any action against an infringer of the

Licensed Intellectual Property Rights, and, notwithstanding any right of

Licensee to recover same, legal or otherwise, Licensee agrees to pay to

Licensor, and hereby waives all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement

(other than for reasonable expenses incurred at Licensor's request,

including reasonable attorney's fees, if Licensor has requested Licensee to retain separate counsel), whether or not such damages or other monetary relief, or
any part thereof, represent or are intended to

represent injury sustained by Licensee as a licensee hereunder.


                        ARTICLE XIII

                         TERMINATION

          13.1  BASIC TERM.  Unless previously terminated, the term of this License Agreement ("Term"), and the licenses granted herein, shall continue from the Effective Date to April 30, 2196 (the "Expiration

Date") and the licenses under each of the Copyrights and Patents shall continue from the Effective Date to the expiration of the term of such

Copyright or Patent or any renewal or extension thereof.

          13.2  TERMINATION.  All of the rights and licenses granted by this License Agreement shall terminate upon a material breach by Licensee of any of the material terms and conditions of this License Agreement,

which, after due notice of same from Licensor, remains uncured for a period of 180 days if it is determined in an arbitration proceeding conducted in accordance with Section 15.3 that such breach cannot be redressed by the payment of money damages alone and is so egregious as to warrant forfeiture of the rights and license granted to Licensee hereunder.


                         ARTICLE XIV

                    EFFECT OF TERMINATION

          14.1  Upon termination of the licenses granted in this License

Agreement, Licensee agrees, except as otherwise provided in Section 14.2,

immediately to discontinue all use of the Licensed Intellectual Property

Rights, including all use of any terms confusingly similar to the

Licensed Marks, to cooperate
with Licensor or its appointed agent to

apply to the appropriate authorities to cancel recording of this License

Agreement and all related agreements from all government records, to destroy all printed materials bearing any of the Licensed Marks, and that all rights in the Licensed Intellectual Property Rights and the good will connected therewith shall remain the property of Licensor.

          14.2  Upon termination of this License Agreement, Licensee shall have the right to sell, for a period of twelve (12) months thereafter,

any Cookware and Bakeware Products on-hand or in the process of manufacture, provided that Licensee shall be bound by all other obligations imposed upon it pursuant to this License Agreement.

Thereafter, all unsold inventory of Cookware and Bakeware Products must either be (i) reworked to change its appearance or (ii) destroyed.  In no case may the inventory be "dumped" or sold below manufactured costs.  The sell-off period provided for under this Section 14.2 shall not apply unless Licensee maintains the insurance coverage required under

Article IX of this License Agreement throughout such period.

          14.3  Effective immediately upon any termination prior to

expiration of the Term specified in Section 14.1 hereof, Licensee shall grant to Licensor a royalty-free, paid-up, irrevocable, nonexclusive worldwide license for all rights of Licensee in, to and under patents and copyrights owned by, licensed to, or otherwise lawfully employed by,

Licensee in the exercise of the rights granted under this License

Agreement to use and exploit the Intellectual Property Rights in connection with Cookware and Bakeware Products.

                         ARTICLE XV

                     DISPUTE RESOLUTION

          15.1  Controversies between Licensor and Licensee shall be resolved, to the extent possible, by informal meetings and discussions in good faith between the parties.  Such meetings and discussions shall,

upon commencement, occur daily for three consecutive days and for at least two hours each day.

          15.2  If a dispute between the parties cannot be resolved by informal meetings and discussions within five days after commencement thereof, either party to this License Agreement may elect to exercise its right to require mediation at New York, NY of the dispute.  During mediation, the parties agree to negotiate in good faith as to the matter submitted to mediation.  In such event, the parties shall either:

(A) appoint a single mediator if they can agree on one mediator; or

(B) if the parties cannot agree on a single mediator, each appoint one mediator, and the two mediators shall appoint a third mediator.  No mediator shall be an employee, officer, Board member, consultant,

supplier or customer, or otherwise affiliated with a party to this

License Agreement and shall be reasonably qualified to act as a mediator with respect to the negotiation of agreements similar to this License

Agreement.  Each party shall share equally in the out-of-pocket costs for mediation; provided that the mediators shall be empowered to require one party to pay more than one half of the expenses if the mediators determine that such party is not negotiating in good faith in the mediation process.  Each party agrees to comply with all decisions,

directions, instructions and procedures made or established in good faith by the mediator(s).  Any mediated resolution between the parties shall be as consistent as is practical with
the existing agreements between the

parties and shall not serve to modify, amend or otherwise change their respective rights and obligations under such existing agreements.

          15.3 If the parties are unable to resolve a controversy

pursuant to Section 15.2 within fifteen (15) days after commencement of mediation proceedings, the dispute shall be settled by binding arbitration, and a corresponding judgment may be entered in a court of competent jurisdiction.  Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party.

This demand will specify the matter in dispute and request the appointment of an arbitration panel.  The mailing of process to Licensee at the address set forth in Section 16.3 will be deemed personal service and accepted by Licensee for any arbitration or proceeding with respect to this License Agreement.  The arbitration panel will consist of  one arbitrator named by Licensor, one arbitrator named by Licensee and a third arbitrator named by the two arbitrators so chosen.  The arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The situs of the arbitration will be in New York, New York.


                         ARTICLE XVI

                        MISCELLANEOUS

          16.1  AMENDMENT AND MODIFICATION.  Subject to applicable law,

this License Agreement may be amended, modified or supplemented only by a written
agreement signed by the parties hereto with respect to any of the terms contained herein.

          16.2  WAIVER OF COMPLIANCE; CONSENTS.  Any failure of the

Licensee, on the one hand, or the Licensor, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Licensee, or by the Licensor, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation,

covenant, agreement or condition shall no operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this

License Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 16.2

          16.3  NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Licensee, to it at:

          Meyer Marketing Co. Ltd.
          382 Kwun Tong Road
          Kwun Tong, Kowloon, Hong Kong

          Attn:Mr. C.K. Wong
               Group Financial Controller
          with copies to:

          Meyer Corporation
          601 Gateway Boulevard
          Suite 1150
          South San Francisco, CA 94080
          Attn.:Mr. Stanley K. Cheng, Chairman

          with a copy to:

          Baker & McKenzie
          805 Third Avenue
          29th Floor
          New York, NY 10022
          Attn.:Malcolm I. Ross, Esq.
               Richard L. Nevins, Esq.

          if to the Parent or the Licensor, to the Parent at:

          Syratech Corporation
          175 McClellan Highway
          East Boston, MA 02128-9114
          Attn.:Mr. Leonard Florence,
               Chairman of the Board,
               President and Chief Executive Officer

          with copies to:

          Faye A. Florence, Esq.
          Vice President and General Counsel
          Syratech Corporation
          175 McClellan Highway
          East Boston, MA 02128-9114

          and

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, NY 10019-6064
          Attn.:James L. Purcell, Esq.

          16.4  NO ASSIGNMENT.  The Licensee may assign its rights herein,

in whole or in part, without the consent of the Licensor, provided that

(i) the assignee
shall be a financially sound Person in relation to the

obligations being assumed, (ii) such assignee shall assume all obligations of the Licensee hereunder and agree to be bound by the terms and conditions hereof, and (iii) Licensee shall at all times remain liable (as principal and not as surety) for the payment and discharge of all obligations undertaken by Licensee in this License Agreement.

          16.5  BINDING ON SUCCESSORS.  This License Agreement will inure to the benefit of and be binding upon Licensor, its successors and assigns; and upon Licensee, and its successors and assigns permitted pursuant to Section 16.4.

          16.6  GOVERNING LAW.  This License Agreement shall be governed by the laws of the State of New York.

          16.7  COUNTERPARTS.  This License Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16.8  ENTIRE AGREEMENT.  This License Agreement, including the documents or instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promised,

representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.  Except as expressly set forth herein, this License Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          16.9  REMEDIES.  Except as expressly provided herein, all

specific remedies provided for in this License Agreement are cumulative and are not exclusive of one another or of any other remedies available in law or equity.

          16.10 SURVIVAL.  The provisions of this License Agreement

relating to payment obligations, confidentiality, indemnification, and remedies, shall survive the expiration or termination of this License

Agreement.

          16.11 SEVERABILITY.  If any provision of this License Agreement is declared by a court of competent jurisdiction to be invalid, illegal,

unenforceable, or void then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable, or void.  If the remainder of this License Agreement is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

          16.12 RELATIONSHIP.  This License Agreement does not provide for a joint venture, partnership, agency or employment relationship between

Licensor and Licensee.  The Licensee is not the agent or legal representative of Licensor for any purpose whatsoever.  The Licensee is not granted any right of authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the

Licensor or to bind Licensor in any manner or thing whatsoever.


          IN WITNESS WHEREOF, the parties hereto have caused this License

Agreement to be executed as of the day and year first above written.


FARBERWARE INC.                              MEYER MARKETING CO. LTD.



By:                                          By:
   ------------------------                      --------------------
    Name:  Leonard Florence                      Name:
    Title:   Chairman and President              Title:

                                   SCHEDULE I

                Definitions, Interpretation and Construction


      1.1      Definitions.    As  used  in  the  License  Agreement  (as
hereinafter defined) the following terms have the following meanings:

               "Agreement" means the Agreement dated May 3, 1996, by and among Syratech Corporation ("Parent"), Licensor and Licensee pursuant to which the License Agreement is being executed and delivered.

               "Asset Purchase Agreement" means the Asset Purchase Agreement, dated February 2, 1996, by and between the Company, Licensor, Parent and LHC pursuant to which Licensor acquired, inter alia, the Intellectual Property Rights, a portion of which are being licensed to the Licensee pursuant to the License Agreement.

               "Company" means Bruckner Manufacturing Corp., a Delaware corporation formerly known as Farberware Inc.

               "Cookware and Bakeware Products" means non-electric pots, pans, grills (other than outdoor grills and grills of the types pictured on pages 44 and 45 of LHC's Current Farberware Catalogue), griddles, kettles (but only those made of stainless steel, regular aluminum or anodized aluminum), woks, rotisseries (other than electrified or outdoor rotisseries), steamers and other vessels, containers, receptacles and devices (other than coffee urns) of all kinds and materials (including glass and ceramic cookware but EXCLUDING glass and ceramic bakeware or other food preparation items similar to those marketed, or generally known, as "Pyrex" products and ALSO EXCLUDING disposable cookware and bakeware products made from aluminum foil and/or similar materials) for use in the preparation of baked, barbecued, boiled, fried, grilled, roasted, steamed and other cooked foods at home (as distinguished from the commercial, indus-trial and/or institutional preparation thereof). Notwithstanding the foregoing limitations of the definition of "Cookware and Bakeware Products," such definition shall include commercial, industrial and institu-tional size pots, pans (including baking pans) and roasters and shall also include the non-electrified bodies of those frying pans, griddles and woks heretofore electrified by the Company and marketed by the Company as electric frying pans, electric griddles and electric woks; but nothing in this definition shall permit the Licensee to electrify any of such items or to market any electric frying pans, electric griddles, electric woks or any other Electric Products under the Farberware name and trademark.

               "Electric Products Rights" means rights to use and exploit the Farberware name and trademark in connec-tion with the sourcing, manufacture and/or distribu-tion of "Electric Products," i.e., electrical items of all kinds (whether for home, commercial, industrial and/or institu-tional use and whether or not now invented or sold under the Farberware name), including, by way of illus-tra-tion and without limitation, electric coffee makers, espresso machines, grinders of all kinds, juicers, mixers, blenders, food processors, deep fryers, corn poppers, toasters, toaster ovens, convection ovens, microwave ovens, hot plates, waffle and sandwich makers, bread makers, grills, griddles, frying pans, woks, warmers, can openers and other small electrical appliances, electric grooming aids, electric cleaning devices and other electric products of all kinds, excluding, however, electric pepper mills and major consumer appliances, such as refrigerators, clothes washers, clothes dryers, dishwashers and electric ranges.

               "Existing Farberware Licenses" means Farberware Licenses heretofore granted by the Company (or any predecessor of the Company) that are valid and subsist-ing and includes, without limitation, the license agreements identified on the schedule annexed to the License Agreement as Schedule III.

               "Farberware Business" means and includes manufacturing, importing, sourcing, marketing and distributing Cookware and Bakeware Products and certain electric products and the ownership and licensing of certain intellectual Property Rights.

               "Farberware Licenses" means licenses to manu-facture (and/or cause to be manufactured) and/or market products under and using the "Farberware" name and trademark and includes, without limitation, the Existing Farberware Licenses.

               "Intellectual Property Rights" means all of the rights of the Licensor (which includes all of the rights owned by the Company and its subsidiaries immediately prior to the Closing under the Asset Purchase Agreement) in, and with respect to, the trademarks, trade names, service marks, copyrights (including applications for, rights to acquire and other rights with respect to, any of the foregoing), licenses, technology, know-how, trade secrets, franchises, authorizations (and all documentation relating to the fore-going) of the Licensor (which includes all of the rights that were owned by the Company and its subsidiaries immediately prior to the Closing under the Asset Purchase Agreement) used or hereto-fore proposed to be used by the Licensor or its predecessors in interest (including the

Company and its
subsidiaries) in connection with the Farberware Business, including, with-out limitation, (i) the name "Farberware" and (ii) the patents, trademarks and copy-rights included in the Sale Assets to the extent that such patents, trademarks and copyrights were effectively conveyed to the Licensor on the Purchase Date.

               "Inventory" means all quantities of finished goods inventories (including wrapped goods) of Cookware and Bakeware Products, but shall not include raw materials or work in process.

               "License Agreement" means the License Agreement, dated as of , 1996 by and between Farberware Inc. (formerly known as Far-B
Acquisition Corp.) ("Licensor") and Meyer Marketing Co. Ltd. ("Licensee") to which this Exhibit A is annexed.

               "Licensed Intellectual Property Rights" means the Intellectual Property Rights (including trade names, trademarks, service marks, patents and copyrights) that are being licensed to the Licensee pursuant to the License Agreement.

               "Licensee" has the meaning ascribed to that term in the definition of the License Agreement.

               "Licensor" has the meaning ascribed to that term in the definition of the License Agreement.

               "LHC" means Lifetime Hoan Corporation, a Delaware corporation.

               "LHC's Current Farberware Catalogue" means the catalogue bearing the front cover inscription "FARBERWARE Cutlery Kitchen Tools Gadgets Cutting Boards BBQ Accessories," consisting of a front cover, a back cover, four pages (marked i through iv) listing style numbers and product descriptions, and fifty pages (numbered 2 through 51) of product pictures, and having on the back cover thereof the following information inter alia:
Lifetime Hoan Corporation, Westbury, NY 11590 CAT. NO. ZYFW2CAT, which catalogue is currently being circulated by LHC.

               "Lifetime License" means the License Agreement dated December 14, 1989 between the Company and Lifetime Cutlery Corp., as supplemented by letter, dated November 16, 1990, on Farberware Inc. stationery, addressed to Mr. Jeff Siegel and signed by Kevin O'Malley, as the same may be amended or replaced pursuant to the Agreement, dated as of February 2, 1996, by and among Parent, LHC and Seller.

               "Marks" means trademarks and service marks.

               "Meyer Marketing License" means the License and Distribution Agreement dated September 29, 1995 between the Company and Meyer Marketing Company, Ltd., as amended by side letter of even date therewith.

               "Parent" has the meaning ascribed to it in the definition of Agreement

               "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

               "Purchase Date" means April 2, 1996, i.e., the date on which the purchase of the Sale Assets from the Company was completed.

               "Sale Assets" means all Assets (as defined in the Asset Purchase Agreement) that were conveyed to Licensor pursuant to Section 1.1 of the Asset Purchase Agreement.

        1.2     Interpretation.    In  the  License Agreement, unless a clear
contrary intention dictates otherwise:

           1.2.1 the singular number includes the plural number and vice versa;

           1.2.2 reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the terms of the applicable agreement; and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            1.2.3  reference to either gender includes the other gender;

            1.2.4 reference to any agreement (including the License Agreement and the Schedules attached thereto), document or instrument means such agreement, docu-ment or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the License Agreement;

            1.2.5 reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date of the License Agreement, including rules, regulations, enforcement procedures and any interpre-ta-tions promulgated thereunder;

            1.2.6 reference to any Article, Section, subsection, clause, Exhibit or Schedule means such Article,

Section, subsection or clause of the License Agreement or Schedule thereto;

            1.2.7 "herein," "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to the Agreement as a whole and not to any particular Article, Section, subsection, clause, Exhibit or Schedule attached thereto;

            1.2.8 "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

            1.2.9 the headings contained in the License Agreement (including the Exhibits and Schedules attached thereto) are for reference purposes only and shall not affect in any way the meaning or interpretation of the License Agreement.

        1.3 Construction. The parties have participated jointly in the negotiation and drafting of the License Agreement directly and through their respective counsel, i.e. Paul, Weiss, Rifkind, Wharton & Garrison, on behalf of Parent and Seller, and Baker & McKenzie, on behalf of Purchaser. In the event an ambiguity or question of intent or interpreta-tion arises, the License Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the License Agreement.

SCHEDULE 4.13
INTELLECTUAL PROPERTY

                                   EXHIBIT D
PATENTS


PATENTS


TITLE                          OWNER                    JURISDICTION         SERIAL NO.            PATENT NO.
ELECTRICAL WATER HEATER AND    FARBERWARE, INC.         USA                  796951                4165681
DISPENSER
FOOD PROCESSOR                 FARBERWARE, INC.         USA                  790509                4113188
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         USA                  900361                4147925
HEATER ASSEMBLY THEREFOR
TEMPERATURE CONTROL APPARATUS  FARBERWARE, INC.         USA                  369969                4458140
FOR CONVECTION OVEN
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         USA                  403828                4511077
THE SAME
COOKWARE BOTTOM WALL STRUCTURE FARBERWARE, INC.         USA                  602308                4552284
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         USA                  723245                4613070
FOOD COOKING APPARATUS         FARBERWARE, INC.         USA                  544025                RE31833
ELECTRIC CAN OPENER WITH       FARBERWARE, INC.         USA                  850369                D304286
VERTICAL HEIGHT ADJUSTMENT
COMBINED COOKING AND STORAGE   FARBERWARE, INC.         USA                  847899                D305086
CONTAINER
COMBINED COOKING AND STORAGE   FARBERWARE, INC.         USA                  847896                D305393
CONTAINER
MICROWAVE BROWNING COOKWARE    FARBERWARE, INC.         USA                  848176                4701585
HAND HELD CAN OPENER           FARBERWARE, INC.         USA                  922507                D301432
DRIP COFFEE MAKER FOR USE      FARBERWARE, INC.         USA                  310447                4999466
WITHIN A MICROWAVE OVEN
DRIP COFFEE MAKER FOR USE      FARBERWARE, INC.         USA                  638914                5491322
WITHIN A MICROWAVE OVEN
BREWING APPARATUS              FARBERWARE, INC.         USA                  298584                D325844
COFFEE BREWER                  FARBERWARE, INC.         USA                  07/369547             D352418

                                                                                                       D-2
MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         USA                  07/399736             5434392
ELECTRIC PEELER                FARBERWARE, INC.         USA                  07/886443             D344429
ROTARY COOKING DEVICE          FARBERWARE, INC.         USA                  336998                4450758
ELECTRIC BARBEQUE GRILL        FARBERWARE, INC.         USA                  543179                D326030
SLOW COOKER                    FARBERWARE, INC.         USA                  07/837692             -
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         ASTL                 10545/83              539709
THE SAME
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         ASTL                 56033/86              561385
BREWING APPARATUS              FARBERWARE, INC.         ASTL                 2328/89               108919
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         ATRA                 A2578/83              395521
THE SAME
PERCOLATOR AND PARTITION PLATE KIDDE CONSUMER DURABLE   BELG                 194824                897418
HEATER ASSEMBLY THEREFOR       CORPORATION
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         BELG                 221270                89418
THE SAME
ELECTRICAL WATER HEATER AND    FARBERWARE, INC.         CANA                 297305                1089523
DISPENSER
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         CANA                 312050                1071280
HEATER ASSEMBLY THEREFOR
TEMPERATURE CONTROL APPARATUS  FARBERWARE, INC.         CANA                 387563                1167135
FOR CONVECTION OVEN
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         CANA                 421812                1200705
THE SAME
COOKING MACHINE                FARBERWARE, INC.         CANA                 4-05-84-8             54804
ELECTRIC CAN OPENER WITH       FARBERWARE, INC.         CANA                 3-10-86-4             59782
VERTICAL HEIGHT ADJUSTMENT
HAND HELD CAN OPENER           FARBERWARE, INC.         CANA                 8-04-87-6             60902
BREWING APPARATUS              FARBERWARE, INC.         CANA                 14-07-89-11           65031
MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         CANA                 2009862-7             --

                                                                                                       D-3
BREWING APPARATUS              FARBERWARE, INC.         CHIN                 89301508.3            4331
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         DENM                 546/83                156941
THE SAME
MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         EPC                  90300670.8            --
OVEN                           FARBERWARE, INC.         FRAN                 112708                72659
FOOD PROCESSOR                 FARBERWARE, INC.         FRAN                 PV40557               40557
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         FRAN                 8301484               8301484
THE SAME
HAND HELD CAN OPENER           FARBERWARE, INC.         FRAN                 872100                872100
BREWING APPARATUS              FARBERWARE, INC.         FRAN                 894602                894602
BREWING APPARATUS              FARBERWARE, INC.         FRAN                 894603                894603
PERCOLATOR AND PARTITION PLATE KIDDE CONSUMER DURABLES  GBRI                 7838610               2022970
HEATER ASSEMBLY THEREFOR       CORPORATION
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  GBRI                 8301169               2124474
THE SAME                       CORPORATION
HAND-HELD CAN OPENER           FARBERWARE, INC.         GBRI                 1041372               1041372
BEVERAGE MAKER                 FARBERWARE, INC.         GBRI                 1060864               1060864
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         GERW                 P3327476.2-45         P332747
THE SAME                                                                                           6.2
ELECTRIC CAN OPENER WITH       KIDDE CONSUMER DURABLES  GERW                 URA1290/86            MR26622
VERTICAL HEIGHT ADJUSTMENT     CORPORATION
HAND HELD CAN OPENER           KIDDE CONSUMER DURABLES  GERW                 URA556/87             MR2759
                               CORPORATION
BREWING APPARATUS              FARBERWARE, INC.         GERW                 M8904879.2            M8904879
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         GREC                 72052                 79598
THE SAME
PERCOLATOR AND PARTITION PLATE KIDDE CONSUMER DURABLES  HONG                 --                    915/85
HEATER ASSEMBLY                CORPORATION
CONVECTION OVEN WITH A         KIDDE CONSUMER DURABLES  HONG                 --                    869/1985
TEMPERATURE CONTROL APPARATUS  CORPORATION

                                                                                                       D-4
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  HONG                 --                    407/86
THE SAME                       CORPORATION
TEMPERATURE CONTROL APPARATUS  FARBERWARE, INC.         ISRA                 64117                 64117
FOR CONVECTION OVEN
BREWING APPARATUS              FARBERWARE, INC.         ISRA                 15181                 15181
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         ITAL                 22066A/79             1192350
HEATER ASSEMBLY
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         ITAL                 22281A/83             1170183
THE SAME
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         JAPA                 32421/79              1093333
HEATER ASSEMBLY THEREFOR
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  JAPA                 134514/83             1507157
THE SAME                       CORPORATION
MICROWAVE DRIP COFFEE MAKER    FARBERWARE, INC.         JAPA                 32272/90              --
BREWING APPARATUS              FARBERWARE, INC.         KORS                 9631/1989             107426
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  LUXE                 84938                 84938
THE SAME                       CORPORATION
BREWING APPARATUS              FARBERWARE, INC.         NEWZ                 22920                 22920
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         PORT                 68945                 68945
HEATER ASSEMBLY THEREFOR
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         SPAI                 554008                554008
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         SPAI                 524584                524584
THE SAME
BREWING APPARATUS              FARBERWARE, INC.         SPAI                 119534                119534
PERCOLATOR AND PARTITION PLATE FARBERWARE, INC.         SWED                 PAT7903636            PUB430649
HEATER ASSEMBLY THEREFOR
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         SWED                 PAT8304191-3          PUBH456895
THE SAME

                                                                                                       D-5
COOKWARE AND METHOD OF MAKING  KIDDE CONSUMER DURABLES  SWIT                 4191/83-0             661195
THE SAME                       CORPORATION
COOKWARE AND METHOD OF MAKING  FARBERWARE, INC.         TAIW                 73102768              NI-25368
THE SAME
METHOD OF MAKING COOKWARE      FARBERWARE, INC.         TAIW                 73102768 A01          171457


TRADEMARKS


MARK                    OWNER                JURISDICTION         REGISTRATION NUMBER  APPLICATION
TURBO-OVEN              FARBERWARE, INC.     USA                  992831               --
FARBERWARE              FARBERWARE, INC.     USA                  601591               --
FARBERWARE              FARBERWARE, INC.     USA                  806655               --
FARBERWARE              FARBERWARE, INC.     USA                  804130               --
OPEN HEARTH             FARBERWARE, INC.     USA                  754975               --
FARBERWARE              FARBERWARE, INC.     USA                  1122167              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     USA                  1157193              --
NUTRIMASTER             FARBERWARE, INC.     USA                  1819494              --
CLASSIC SERVINGS        FARBERWARE, INC.     USA                  1905011              --
DECATHLON               FARBERWARE, INC.     USA                  1924653              --
FARBER                  FARBERWARE, INC.     USA                  1897200              --
CLASSICOTE              FARBERWARE, INC.     USA                  --                   74/478730
SET BUILDERS            FARBERWARE, INC.     USA                  1900692              --

                                                                                                       D-6
BACKSAVER               FARBERWARE, INC.     USA                  1949554              --
AMERICAN ESSENTIALS     FARBERWARE, INC.     USA                  --                   74/525838
NECESSITIES             FARBERWARE, INC.     USA                  --                   74/615755
CLASSIC SERIES          FARBERWARE, INC.     USA                  --                   74/53281
PASTAPRO                FARBERWARE, INC.     USA                  --                   74/535282
CHAR-B-Q (STYLIZED)     FARBERWARE, INC.     USA                  613163               --
ELECTRIC CHAR-B-Q       FARBERWARE, INC.     USA                  982893               --
(STYLIZED & DESIGN
(ELECTRICAL PLUG)
CONTEMPRA               FARBERWARE, INC.     USA                  1673371              --
DESIGN (ROUND ELECTRIC  FARBERWARE, INC.     USA                  1706523              --
GRILL)
DESIGN (RECTANGULAR     FARBERWARE, INC.     USA                  1725370              --
ELECTRIC GRILL)
ADVANTAGE               FARBERWARE, INC.     USA                  1226680              --
FARBERWARE              FARBERWARE, INC.     USA                  1410374              --
FARBERWARE              FARBERWARE, INC.     USA                  1447147              --
FARBERWARE              FARBERWARE, INC.     USA                  --                   74/462123
FARBERWARE              FARBERWARE, INC.     USA                  1932199              --
MICROBREW               FARBERWARE, INC.     USA                  1630891              --
MICROBREW               FARBERWARE, INC.     USA                  1119296              --

                                                                                                       D-7
ONLY FARBERWARE CAN     FARBERWARE, INC.     US                   1606452              --
MAKE IT
MILLENNIUM              FARBERWARE, INC.     USA                  --                   74/051501
MILLENNIUM              FARBERWARE, INC.     USA                  1819460              --
MILLENNIUM              FARBERWARE, INC.     USA                  1898138              --
NEVER-STICK             FARBERWARE, INC.     USA                  1743201              --
FARBERWARE CHANGES NON- FARBERWARE, INC.     USA                  --                   74/071500
STICK COOKWARE INTO
NEVER-STICK COOK-
ICE TEA EXPRESS         FARBERWARE, INC.     USA                  1773640              --
FARBER PEEL             FARBERWARE, INC.     USA                  1897955              --
FARBERSEAL              FARBERWARE, INC.     USA                  1783231              --
DESIGN (RECTANGULAR     FARBERWARE, INC.     USA                  1734617              --
ELECTRIC GRILL)
CHAR-B-Q (STYLIZED)     FARBERWARE, INC.     USA                  1827615              --
HEALTHY GOURMET (THE)   FARBERWARE, INC.     USA                  1851074              --
HEALTHY GOURMET (THE)   FARBERWARE, INC.     USA                  --                   74/433708
BY CONTEMPRA & DESIGN
(CHEF'S HEAD W/C
THERMAL INTELLIGENCE    FARBERWARE, INC.     USA                  --                   74/615769
FIRE MARSHALL           FARBERWARE, INC.     USA                  --                   74/594837

                                                                                                       D-8
ALL FIRE                FARBERWARE, INC.     USA                  --                   74/603251
GOURMETRIX (STYLIZED)   FARBERWARE, INC.     USA                  --                   74/665939
THERMALLY INTELLIGENT   FARBERWARE, INC.     USA                  --                   74/665938
COOKWARE
MULTI-GRATER            FARBERWARE, INC.     USA                  --                   74/666193
CLASSICLEAN             FARBERWARE, INC.     USA                  --                   74/686298
NEW DIMENSIONS          FARBERWARE, INC.     USA                  --                   75/026506
ALUMINAIRE              FARBERWARE, INC.     USA                  --                   75/032838
VANGUARD 1000           FARBERWARE, INC.     USA                  --                   75/032839
CONTEMPORARY COLONIAL   FARBERWARE, INC.     USA                  --                   75/032840
COOKWARE
COLONIAL COOKWARE       FARBERWARE, INC.     USA                  --                   75/032841
CONVECTION TURBO-OVEN   FARBERWARE, INC.     ARGENTINA            1109864              --
FARBERWARE              FARBERWARE, INC.     ARGENTINA            1107485              --
FARBERWARE              FARBERWARE, INC.     ARGENTINA            1104065              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            A214699              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B169253              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B169254              --
OPEN HEARTH             FARBERWARE, INC.     AUSTRALIA            A179077              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B399468              --

                                                                                                       D-9
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B399467              --
FARBERWARE              FARBERWARE, INC.     AUSTRALIA            B404684              --
MILLENIUM               FARBERWARE, INC.     AUSTRALIA            A553506              --
MILLENIUM               FARBERWARE, INC.     AUSTRALIA            A553057
MILLENIUM               FARBERWARE, INC.     AUSTRALIA            A605485              --
FARBERPEEL              FARBERWARE, INC.     AUSTRALIA            A572702              --
FARBERSEAL              FARBERWARE, INC.     AUSTRALIA            A572703              --
FARBERWARE              FARBERWARE, INC.     AUSTRIA              105517               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     BENELUX              515303               --
FARBERWARE              FARBERWARE, INC.     BENELUX              395531               --
MICROBREW               FARBERWARE, INC.     BENELUX              472044               --
MILLENIUM               FARBERWARE, INC.     BENELUX              497759               --
MILLENIUM               FARBERWARE, INC.     BENELUX              557765               --
FARBERWARE              FARBERWARE, INC.     BRAZIL               811438325            --
FARBERWARE              FARBERWARE, INC.     BRAZIL               811438333            --
STAY CLEAN ACTION &     FARBERWARE, INC.     CANADA               204245               --
DESIGN
OPEN HEARTH             FARBERWARE, INC.     CANADA               TMA13396             --
FARBERWARE              FARBERWARE, INC.     CANADA               199/50716            --

                                                                                                       D-10
FARBERWARE MILLENIUM    FARBERWARE, INC.     CANADA               418801               --
FARBERPEEL              FARBERWARE, INC.     CANADA               409873               --
FARBERSEAL              FARBERWARE, INC.     CANADA               409872               --
THERMAL INTELLIGENCE    FARBERWARE, INC.     CANADA               --                   796,549
CLASSICLEAN             FARBERWARE, INC.     CANADA               --                   798,704
CONVECTION TURBO-OVEN   FARBERWARE, INC.     DENMARK              1579-1983            --
FARBERWARE              FARBERWARE, INC.     DENMARK              1939-1985            --
FARBERWARE              FARBERWARE, INC.     FINLAND              92207                --
OPEN HEARTH             FARBERWARE, INC.     FRANCE               1460223              --
ALL-AROUND GRIDDLE      FARBERWARE, INC.     FRANCE               1708808              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     FRANCE               1193445              --
FARBERWARE              FARBERWARE, INC.     FRANCE               1249025              --
MICROBREW               FARBERWARE, INC.     FRANCE               1548249              --
MILLENIUM               FARBERWARE, INC.     FRANCE               1678333              --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           876697               --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           876698               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     GREAT BRIT           B1168353             --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           B1205914             --
FARBERWARE              FARBERWARE, INC.     GREAT BRIT           B1205915             --

                                                                                                       D-11
FARBERWARE MILLENIUM    FARBERWARE, INC.     GREAT BRIT           B1485061             --
FARBERWARE MILLENIUM    FARBERWARE, INC.     GREAT BRIT           B1485062             --
MILLENIUM               FARBERWARE, INC.     GERMANY              2029796              --
FARBERWARE              FARBERWARE, INC.     W GERMANY            674013               --
FARBERWARE CONVECTION   FARBERWARE, INC.     W GERMANY            1045089              --
TURBO-OVEN
FARBERWARE              FARBERWARE, INC.     W GERMANY            1065973              --
MICROBREW               FARBERWARE, INC.     W GERMANY            1164528              --
FARBERWARE              FARBERWARE, INC.     GREECE               77282                --
FARBERWARE              FARBERWARE, INC.     GREECE               76060                --
FARBERWARE              FARBERWARE, INC.     ISRAEL               23462                --
FARBERWARE              FARBERWARE, INC.     ISRAEL               57748                --
FARBERWARE              FARBERWARE, INC.     ISRAEL               57840                --
OPEN HEARTH             FARBERWARE, INC.     ITALY                434663               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     ITALY                402068               --
FARBERWARE              FARBERWARE, INC.     ITALY                417819               --
MILLENIUM               FARBERWARE, INC.     ITALY                610847               --
FARBERWARE              FARBERWARE, INC.     JAPAN                2023691              --
ADVANTAGE               FARBERWARE, INC.     JAPAN                --                   06/119132

                                                                                                       D-12
FARBERWARE              FARBERWARE, INC.     JAPAN                1933794              --
FARBERWARE (KATAKANA)   FARBERWARE, INC.     JAPAN                2529987              --
MILLENIUM               FARBERWARE, INC.     JAPAN                2529988              --
MILLENIUM (KATAKANA)    FARBERWARE, INC.     JAPAN                2529989              --
FARBERPEEL              FARBERWARE, INC.     JAPAN                2691276              --
FARBERSEAL              FARBERWARE, INC.     JAPAN                2691277              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     S. KOREA             90152                --
FARBERWARE              FARBERWARE, INC.     MALAWI               203/83               --
FARBERWARE              FARBERWARE, INC.     MALAWI               204/83               --
FARBERWARE              FARBERWARE, INC.     MEXICO               442090               --
FARBERWARE              FARBERWARE, INC.     MEXICO               425715               --
FARBERPEEL              FARBERWARE, INC.     MEXICO               429889               --
FARBERSEAL              FARBERWARE, INC.     MEXICO               425167               --
GOURMETRIX              FARBERWARE, INC.     MEXICO               --                   N/A
THERMAL INTELLIGENCE    FARBERWARE, INC.     MEXICO               --                   248446
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           B69536               --
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           B69535               --
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           149651               --
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           149652               --

                                                                                                       D-13
FARBERWARE              FARBERWARE, INC.     NEW ZEALAN           149653               --
FARBERWARE              FARBERWARE, INC.     NORWAY               118836               --
FARBERWARE              FARBERWARE, INC.     PERU                 --                   286864
FARBERWARE              FARBERWARE, INC.     PERU                 --                   286865
FARBERWARE              FARBERWARE, INC.     PERU                 --                   286866
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224160               --
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224161               --
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224162               --
FARBERWARE              FARBERWARE, INC.     PORTUGAL             224163               --
FARBERWARE              FARBERWARE, INC.     S. AFRICA            B83/7484             --
FARBERWARE              FARBERWARE, INC.     S. AFRICA            B83/7485             --
FARBERWARE              FARBERWARE, INC.     S. AFRICA            B83/8346             --
FARBERWARE              FARBERWARE, INC.     SPAIN                452855               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     SPAIN                995517               --
FARBERWARE              FARBERWARE, INC.     SPAIN                1054534              --
MILLENIUM               FARBERWARE, INC.     SPAIN                1647799              --
MILLENIUM               FARBERWARE, INC.     SPAIN                1647800              --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     SWEDEN               185270               --
FARBERWARE              FARBERWARE, INC.     SWEDEN               191705               --

                                                                                                       D-14
MICROBREW               FARBERWARE, INC.     SWEDEN               225353               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     SWITZERLAN           319496               --
FARBERWARE              FARBERWARE, INC.     SWITZERLAN           328759               --
MICROBREW               FARBERWARE, INC.     SWITZERLAN           375406               --
CONVECTION TURBO-OVEN   FARBERWARE, INC.     TAIWAN               --                   84037400
FARBERWARE              FARBERWARE, INC.     TAIWAN               687266               --
MICROBREW               FARBERWARE, INC.     THAILAND             148181               --
MICROBREW               FARBERWARE, INC.     THAILAND             148556               --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121465-F             --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121938               --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121466-F             --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121467-F             --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121939               --
FARBERWARE              FARBERWARE, INC.     VENEZUELA            121468-F             --

                                                                                                       D-15

FARBERWARE              FARBERWARE, INC.     ZIMBABWE             B560/83              --
FARBERWARE              FARBERWARE, INC.     ZIMBABWE             B561/83              --
FARBERWARE              FARBERWARE, INC.     ZIMBABWE             B111/84              --



COPYRIGHTS

           Name of Work                       Owner                        Registration Number
ECB-40 grease tray                  Farberware, Inc.                    VAu 198-191
ECB-40 reflector                    Farberware, Inc.                    VAu 198-194
Small char-b-que/reflector          Farberware, Inc.                    VAu 198-196
ECB-40 Contempra grill              Farberware, Inc.                    VAu 198-185
Contempra (rectangular) stoneware   Farberware, Inc.                    VAu 198-186
Char-b-que grease tray              Farberware, Inc.                    VAu 198-188
Char-b-que reflector                Farberware, Inc.                    VAu 198-187
ECBO040 Frill for ceramic cooker    Farberware, Inc.                    VAu 198-189
Char-b-que grill                    Farberware, Inc.                    VAu 198-193
Char-b-que bowl                     Farberware, Inc.                    VAu 198-197
Heating element                     Farberware, Inc.                    VAu 198-190
25016 Reflector                     Farberware, Inc.                    VAu 198-198
25027 Grease tray                   Farberware, Inc.                    VAu 198-195
Char-b-que heat element support     Farberware, Inc.                    VAu 198-192
Ceramic char-b-que grill            Farberware, Inc.                    VAu 198-512


LICENSES

      1. License and Distribution Agreement dated September 29, 1995 by and between Farberware, Inc. and Meyer Marketing Company, Ltd. relating to the name "Farberware"

      2. License and Distribution Agreement dated January 7, 1993 between Farberware, Inc. and Frye International Corporation relating to the name "Farberware"

      3. License Agreement dated September 2, 1989 by and between Farberware, Inc. and Excel Cutlery, Inc. relating to the name "Farberware"

      4. License Agreement dated December 14, 1989 by and between Farberware, Inc. and Lifetime Cutlery Corp. relating to the name "Farberware"

      5. Dinnerware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

      6. Flatware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 5, 1995


      7. Glass Gift/ServeWare License by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

      8. Glass Beverageware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

      9. Agreement between Farberware Inc. and Ananta Group Ltd. dated September 14, 1988 relating to royalty commissions

      10. License Agreement by and between Farberware, Inc. and Creative Designs International Ltd. dated January 1, 1994 relating to the name "Farberware"

                                 EXHIBIT E

                        Existing Farberware Licenses


1. License and Distribution Agreement dated September 29, 1995 by and between Farberware, Inc. and Meyer Marketing Company, Ltd. relating to the name "Farberware," as amended by side letter of even date therewith

2. License and Distribution Agreement dated January 7, 1993 between Farberware, Inc. and Frye International Corporation relating to the name "Farberware"

3. License Agreement dated September 2, 1989 by and between Farberware, Inc. and Excel Cutlery, Inc. relating to the name "Farberware"

4. License Agreement dated December 14, 1989 by and between Farberware, Inc. and Lifetime Cutlery Corp. relating to the name "Farberware," as supplemented by letter dated November 16, 1990

5. Dinnerware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

6. Flatware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

7. Glass Gift/ServeWare License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

8. Glass Beverageware License Agreement by and between Farberware, Inc. and Excel Cutlery, Inc. dated July 15, 1995

9. License Agreement by and between Farberware, Inc. and Creative Designs International Ltd. dated January 1, 1994 relating to the name "Farberware"

                                 EXHIBIT F



              ASSIGNMENT OF LICENSE AND DISTRIBUTION AGREEMENT


          WHEREAS, on or about September 29, 1995 Farberware Inc., a Delaware corporation now known as Bruckner Manufacturing Corp. (the "Company") and Meyer Marketing Company Ltd., a British Virgin Islands corporation ("Assignee") entered into a License and Distribution Agreement with respect to aluminum non-stick cookware encompassing gauges of from 4 to 10 and colored exteriors (the "Meyer Marketing License") and a supplemental letter with respect to twelve gauge aluminum products and polished aluminum products (the "Side Letter"); and
          WHEREAS, on April 2 1996 Far-B Acquisition Corp., a Delaware corporation now known as Farberware Inc. ("Assignor") acquired all of the interests of the Company in and to the Meyer Marketing License and the Side Letter pursuant to an Asset Purchase Agreement dated February 2, 1996; and
          WHEREAS, on May 3, 1996, Syratech Corporation, a Delaware corporation that is the parent of the Assignor, and the Assignor entered into an agreement (the "May 1996 Agreement") with the Assignee pursuant to which the Assignor agreed, inter alia, (i) to grant a long-term license (the "1996 License") to the Assignee which encompasses Cookware and Bakeware Products generally and therefore includes the right to manufacture market and distribute the products that are the subject of the Side Letter; and (ii) to assign to the Assignee the Meyer Marketing License; and

          WHEREAS, all conditions to the obligations of the Assignor to grant the 1996 License and effect the assignment to which reference is made in the next preceding recital have been met;
          NOW THEREFORE, in consideration of the transactions described in the May 1996 Agreement and other good and valuable consideration each to the other in hand given and the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

     1. The Assignor hereby assigns to the Assignee all of the right title and interest of the Assignee in and to the Meyer Marketing License, intending by such assignment irrevocably and forever to transfer to and vest in the Assignee all right, title and interest of the Assignor and the Company (as the Assignor's predecessor-in-interest) in and to the Meyer Marketing License; provided, however, that this assignment shall not be deemed to effect an assignment of, or cancellation of the obligation to account for and pay, any unpaid royalties that shall have accrued prior to the effective date of this assignment.

     2. The Side Letter is hereby canceled effective immediately and shall be of no further force or effect.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to
be executed by its duly authorized officer as of this       day of
              , 1996.

                         FARBERWARE INC.
                         (formerly Far-B Acquisition Corp.)


                         By:
                             --------------------------
                             Name:
                             Title:


                         MEYER MARKETING COMPANY LTD.



                         By:
                             ----------------------------
                             Name:
                             Title


                                  EXHIBIT G

                            UNCONDITIONAL GUARANTY


          Meyer Marketing Company, Ltd., a British Virgin Islands corporation ("MMC"), is simultaneously entering into an Agreement (the "Agreement") with Syratech Corporation, a Delaware corporation, and Farberware Inc., a Delaware corporation ("Farberware"), pursuant to which MMC will acquire certain long term rights to use the Farberware name and trademark and certain other intellectual property rights in connection with the manufacture, marketing and sale of certain specified products. Farberware would not enter into the Agreement without the unconditional guarantee by Meyer Corporation ("Guarantor") of each and every obligation of MMC thereunder.

          Guarantor acknowledges that Guarantor is fully familiar with the terms of the Agreement and has carefully reviewed (i) the Agreement and (ii) the other documents to be executed in connection with the closing under the Agreement (collectively, the "Transaction Documents"). Guarantor acknowledges that the Agreement and the Transaction Documents contain and express the entire understanding of the parties with respect to the subject matter thereof.

          NOW, THEREFORE, in consideration of Farberware entering into the Agreement, and as an inducement for it to do so, Guarantor hereby unconditionally guarantees the full payment and performance by MMC of each and every obligation of MMC under and pursuant to the terms of the Agreement and the Transaction Documents. Further, Guarantor promises to pay to Farberware, or order, in lawful money of the United States of America, all sums owing and to become owing under the Agreement and unconditionally guarantees and promises to pay and perform all obligations of MMC under the Agreement and the Transaction Documents, all when the same become due or are to be performed in accordance with the provisions of the Agreement and the Transaction Documents.
 This is a guaranty of payment (as distinguished from a guaranty of collection) of every dollar of such indebtedness and of the performance of every one of such obligations, whether the indebtedness or obligations are otherwise guaranteed or secured or not.

          The obligations of the Guarantor hereunder are independent of the obligations of MMC, and a separate action or actions may be brought and prosecuted against the Guarantor, whether action is brought against MMC or whether MMC is joined in any action or actions.

          Guarantor authorizes Farberware, from time to time. without notice or demand, and without affecting Guarantor's liability hereunder, (a) to renew, extend, accelerate, or otherwise modify or amend the Agreement or any of the Transaction

Documents or change the time or terms for compliance with the provisions thereof; (b) to receive and hold security for the payment and performance of MMC's obligations and/or this Guaranty, and to exchange, enforce, waive, and release any such security; (c) to apply such security and direct the order or manner of sale thereof as Farberware in its discretion may determine; and (d) to release or substitute MMC or Guarantor. Farberware may, without notice assign this Guaranty in whole or in part.

          Guarantor waives any right to require Farberware to (a) proceed against MMC or any other person; (b) proceed against or exhaust any collateral; or (c) pursue any other remedy in Farberware's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of the Guarantor or of MMC or by reason of the cessation from any cause whatsoever of the liability of MMC. Until all matured but undischarged obligations under the Agreement and the Transaction Documents that may now or hereafter exist have been fully satisfied, Guarantor shall not have any right of subrogation or contribution and Guarantor waives the right to enforce any remedy which Guarantor now has or may hereafter have against Farberware or against MMC and waives any benefit of and any right to participate in any collateral or any security whatsoever now or hereafter held by Farberware.

          Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of the indebtedness covered by this Guaranty.

          Any indebtedness of MMC now or hereafter held by Guarantor is hereby subordinated to any matured but undischarged obligations of MMC to Farberware that may now or hereafter exist, and, if Farberware so requests, such indebtedness of MMC to Guarantor shall be collected, enforced and received by Guarantor as trustee for Farberware and be paid over to Farberware on account of any unpaid obligations owing by MMC to Farberware, but without reducing or affecting in any manner the liability of Guarantor hereunder.

          Guarantor agrees to pay reasonable attorneys' and paralegal' fees, including, without limitation, those incurred in any trial, appeal or review, and all other costs and expenses which may be incurred by Farberware in the enforcement of this Guaranty. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

          DATED this    day of May, 1996.

                              MEYER CORPORATION



                              By
                                 _______________________

                              Print Name:_______________

                              and Title  _______________